EXECUTION VERSION

LOAN AND SECURITY AGREEMENT

between

NEXAIRA, INC.

 as Borrower,

and

CENTURION CREDIT FUNDING LLC

as Lender

Dated as of May 16, 2011

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Exhibits and Schedules

Exhibit A – Form of Request Letter
Exhibit B – Form of Perfection Certificate

Schedule 1.1(A) – Existing Liens
Schedule 3.1(I) – Litigation
Schedule 4.1(B) – Capitalization
Schedule 4.2 - Conflicts
Schedule 4.3(C) – Pro Forma
Schedule 4.6 – Names
Schedule 4.7 – Locations; FEIN; Jurisdictions
Schedule 4.9 – Litigation; Adverse Facts
Schedule 4.10 – Payment of Taxes
Schedule 4.12 – Pension Benefit Plans and Multiemployer Plans
Schedule 4.13 – Intellectual Property
Schedule 4.14 – Broker’s Fees
Schedule 4.15 – Environmental Compliance / Environmental Permits
Schedule 4.18 – Insurance
Schedule 4.20 – Deposit Accounts , Securities Accounts and Commodity Accounts
Schedule 4.21 – Subsidiaries
Schedule 4.22 – Employee Matters
Schedule 5.17(i) – Chattel Paper, Instruments and Documents
Schedule 5.17(ii) – Investment Property and Commodity Contracts
Schedule 5.17(iii) – Letters of Credit and Letter of Credit Rights
Schedule 5.17(iv) – Commercial Tort Claims
Schedule 6.1 –Indebtedness
Schedule 6.5 – Transactions with Affiliates
Schedule 6.15 – Permitted Investments
Schedule 6.16 - Management Fees

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LOAN AND SECURITY AGREEMENT

     This LOAN AND SECURITY AGREEMENT (“Agreement”) is dated as of May 16, 2011, and entered into by and between NEXAIRA, INC., a California corporation (“Borrower”), and CENTURION CREDIT FUNDING LLC, a Delaware limited liability company (“Lender”), and, solely with respect to Sections 2.13, 2.14 and 2.15, Nexaira Wireless Inc., a Nevada corporation (“Holdings”).

RECITALS

     WHEREAS, Borrower desires to establish financing arrangements with Lender and Lender is willing to make loans and extensions of credit to Borrower, which will be used by Borrower pursuant to Section 2.2 hereof; and

     WHEREAS, Borrower desires to secure the Obligations (as defined in Section 1.3), by, inter alia, granting to Lender a security interest in and lien upon all of the property and assets of Borrower.

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrower and Lender agree as follows:

SECTION 1 DEFINITIONS

     1.1 UCC Definitions. Unless otherwise defined herein, the following terms shall have the respective meanings given to them in Article 9 and/or Article 8 of the UCC: Accessions, Accounts, Account Debtor, Chattel Paper (and Electronic Chattel Paper and Tangible Chattel Paper), Commercial Tort Claim, Commodity Account, Commodity Contract, Deposit Account, Documents, Electronic Chattel Paper, Equipment, Fixtures, General Intangibles, Goods, Financial Assets, Instruments, Inventory, Investment Property, Letter of Credit Rights, Money, Negotiable Instruments, Payment Intangibles, Proceeds, Promissory Notes, Records, Securities Account, Security (and Certificated Security and Uncertificated Security), Security Entitlement, Software and Supporting Obligations.

     1.2 Accounting Definitions and Financial Statements. As used in this Agreement, the other Loan Documents or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.3 or elsewhere in this Agreement shall have the respective meanings given to them under GAAP. All financial statements and other financial information furnished to Lender pursuant to Section 5.1 shall be prepared in accordance with GAAP and past practices, consistently applied.

     1.3 Certain Defined Terms. The following terms used in this Agreement shall have the following meanings:

          “Advance(s)” means any monies advanced or credit extended to Borrower by Lender under this Agreement, including the Revolving Advances and the Bridge Loan.

          “Affiliate” means, as to any Person, any other Person (the “affiliated Person”): (a) directly or indirectly controlling, controlled by, or under common control with such Person; (b) directly or indirectly owning, controlling or holding five percent (5%) or more of any Capital Stock of such Person; (c) directly or indirectly controlling or holding five percent (5%) or more of Capital Stock of such affiliated Person having ordinary voting power for the election of members of the Board of such Person or the power to direct or cause the direction of management of such Person, is directly or indirectly owned or held by such Person; or (d) which affiliated Person has a senior executive officer who is also a senior executive officer of any such Person.

          “Agreement” means this Loan and Security Agreement, as the same may be amended, restated, supplemented or otherwise modified or extended or renewed from time to time.

          “Anti-Terrorism Laws” means any Applicable Laws relating to terrorism or money laundering, including Executive Order No. 13224, the USA Patriot Act, any applicable Laws comprising or implementing the Bank Secrecy Act, and any applicable Laws administered by the United States Treasury Department's Office of Foreign Asset Control (as any of the foregoing applicable Laws may from time to time be amended, renewed, extended, or replaced).

          “Asset Disposition” means the disposition, in any transaction or series of related transactions, whether by sale, lease or sublease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer or other disposition or exchange of any of the assets of Borrower, any Guarantor or any Subsidiary (whether such assets are now owned or hereafter acquired), including, without limitation, the Capital Stock of Borrower, any Guarantor or any Subsidiary, in each case whether or not consideration therefor consists of cash, Securities or other assets owned by Borrower or any Guarantor; provided however that the issuance of Capital Stock of Borrower or any Guarantor shall not be deemed an “Asset Disposition”.

          “Balance Revolving Advance” means a Revolving Advance made to a Supplier on behalf of and at the request of Borrower in an amount equal to the remaining amount due to such Supplier for Inventory manufactured or supplied by such Supplier for Borrower.

          “Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

          “Blocked Accounts” has the meaning assigned to that term in Section 2.12(B).

          “Blocked Finance Account” has the meaning assigned to that term in Section 2.12(A).

          “Blocked Operating Account” has the meaning assigned to that term in Section 2.12(B).

          “Board” means, as to any Person other than an individual, the board of directors (or any equivalent body of partners, members or managers) having governance and management over such Person).

          “Borrower” has the meaning assigned to that term in the preamble to this Agreement and shall extend to all successors and permitted assigns of Borrower.

          “Bridge Loan” means the Advances made pursuant to Section 2.1(B)(i) .

          “Bridge Loan Note” means the secured promissory notes issued by Borrower in a form acceptable to Lender, issued pursuant to Section 2.1(B)(ii) .

          “Bridge Loan Repayment Date” means October 24, 2011.

          “Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or the Province of British Columbia, or is a day on which banking institutions located in such jurisdiction are permitted to be closed.

          “Capitalized Lease” means: (a) any lease of property, real or personal, if the then present value of the minimum rental commitment thereunder should, in accordance with GAAP, be capitalized on a balance sheet of Holdings and its consolidated Subsidiaries, and (b) any other such lease, the obligations under which are capitalized on the balance sheet of Holdings and its consolidated Subsidiaries.

          “Capitalized Lease Obligation” means any and all indebtedness, obligations and indebtedness under any Capitalized Lease.

          “Capital Stock” means with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

          “Casualty Event” means the occurrence of any of the following events: (i) any asset or property owned by Borrower or any Guarantor is damaged or destroyed, or suffers any other loss or (ii) any asset or property owned by Borrower or any Guarantor is condemned, confiscated or otherwise taken, in whole or in part, or the use thereof is otherwise diminished so as to render impracticable or unreasonable the use of such asset or property for the purpose for which such asset or property was used immediately prior to such condemnation, confiscation or taking, by exercise of the powers of condemnation or eminent domain or otherwise.

          “Change of Control” means the failure of Holdings to own, directly or indirectly, one hundred percent (100%) of the Capital Stock of Borrower or of Nexaira Wireless (BC) Ltd.

          “Closing Date” means May 16, 2011.

          “Collateral” means, collectively, any and all assets of Borrower on which a Lien in favor of Lender has been created and/or granted to secure the Obligations, specifically including without limitation, the property and assets of Borrower described in Section 2.7.

          “Confidential Information” has the meaning assigned to that term in Section 8.24.

          “Control” means, with respect to any Person (other than an individual), the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of any Capital Stock and/or the ability to exercise voting power, by contract or otherwise, and “controlling” and “controlled” and “under common control”, with respect to any Person (other than an individual), have meanings correlative thereto.

          “Default” means a condition, act or event that, after notice or lapse of time or both, would constitute an Event of Default.

          “Default Rate” has the meaning assigned to that term in Section 2.3(A).

          “Deposit Revolving Advance” means a Revolving Advance made to a Supplier on behalf of and at the request of Borrower in an amount equal to the initial deposit required by such Supplier in connection with the manufacture or supply by such Supplier of Inventory for Borrower.

          “Eligible Purchase Order” means a purchase order from a customer of Borrower received in the ordinary course of business of Borrower and which Lender, in its commercially reasonable discretion, shall deem to be an Eligible Purchase Order. A purchase order shall not be an Eligible Purchase Order unless it meets the following specifications: (i) the Account that will arise from performance of such purchase order by Borrower will be valid and enforceable representing the undisputed indebtedness of an Account Debtor; (ii) the Account that will arise from performance of such purchase order by Borrower will not be subject to any defense, set-off, or counterclaim, deduction, discount, credit, chargeback, freight claim, allowance or adjustment of any kind; (iii) no notice of the bankruptcy, receivership, reorganization, liquidation, dissolution, or insolvency of the applicable Account Debtor has been received by Lender or Borrower; (iv) the applicable Account Debtor is not a Subsidiary or Affiliate of Borrower; (v) the purchase order does not represent a sale pursuant to a government contract unless Borrower has complied, for the benefit of Lender, with the Federal Assignment of Claims Act or comparable state law; (vi) the applicable Account Debtor has its principal place of business or executive office inside the United States or Canada, unless the payment of any related Account is guaranteed by an irrevocable letter of credit satisfactory to Lender or by credit insurance satisfactory to Lender; (vii) the underlying transaction complies in all respects with all applicable laws, rules and regulations of any Governmental Authority; (viii) the purchase order directs the applicable Account Debtor to make payment directly to a Blocked Finance Account; (ix) the applicable Account Debtor is not determined by Lender, in its reasonable discretion, not to be creditworthy at the time the related Revolving Advance is to be made; and (x) each representation or warranty made in this Agreement as to the applicable Account Debtor or purchase order is true and correct.

          “Employee Benefit Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Benefit Plan) which (a) is maintained for employees of any member of the ERISA Affiliate Group or (b) has at any time within the preceding six (6) years been maintained for the employees of any current of former member of the ERISA Affiliate Group.

          “Environmental Claims” means claims, liabilities, investigations, litigation, administrative proceedings, judgments or orders relating to Hazardous Materials.

          “Environmental Laws” means any present or future Laws (as implemented and as interpreted) governing the manufacture, possession, generation, processing, treatment, control, removal, disposal, disposition, storage, transportation, handling, spill, release or discharge of, or the abatement or remediation of or any corrective or response action relating to, Hazardous Materials, including as provided in the provisions of (a) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, (42 U.S.C. §§9601 et seq.) (b) the United States federal Solid Waste Disposal Act, (c) the United States federal Clean Water Act, (d) the United States federal Clean Air Act, (e) the Hazardous Materials Transportation Act (49 U.S.C. §§1801, et seq.), (f) the Resource Conservation and Recovery Act of 1976 (42 U.S.C. §§6901 et seq.), (g) the United States federal Water Pollution Control Act Amendments of 1972, (h) the Toxic Substances Control Act (15 U.S.C. §§2601 et seq.), (i) any and all comparable and/or similar Laws of any foreign government (whether of any foreign national government or any agency or instrumentality of or province, county, district, department, subdivision or local unit of any such foreign national government), (j) the rules, regulations and ordinances of the United States Environmental Protection Agency, (or any equivalent environmental regulatory or protection agency or instrumentality of any state, territorial, provincial, local or foreign government), and any departments of health services, regional water quality control boards, state water resources control boards, and/or cities in which Borrower’s assets are located and (k) any consent orders or consent decrees or any similar voluntary agreements entered into between any applicable Person and any applicable Governmental Authority (specifically including the United States Environmental Protection Agency, (or any equivalent environmental regulatory or protection agency or instrumentality of any state, territorial, provincial, local or foreign government), or any injunctions, orders or decrees issued by any such applicable Governmental Authority with respect to any such applicable Person and/or its property and assets, regarding the manufacture, possession, generation, processing, treatment, control, removal, disposal, disposition, storage, transportation, handling, spill, release or discharge of, or the abatement or remediation of or any corrective or response action relating to, Hazardous Materials by such applicable Person and/or on any real property owned or operated by such applicable Person.

          “Equipment” means and includes all of Borrower’s goods (other than Inventory), farm products or consumer goods, whether now owned or hereafter acquired and wherever located.

          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

          “ERISA Affiliate Group” means, collectively, (i) Borrower, (ii) the Guarantors, (iii) any Person who is or was at any time within the preceding six (6) years a Subsidiary of Holdings and (iv) any other Person (and/or unincorporated trade trades or business) which either now is, or was at any time within the preceding six (6) years, treated as a single employer together with any one or more of Holdings or any such Subsidiaries (or former Subsidiaries) within the meaning of Section 414(b) and (c) of the IRC.

          “Event of Default” means any of the events set forth in Section 7.1.

          “Excess Interest” has the meaning assigned to that term in Section 2.3(C).

          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

          “Excluded Taxes” has the meaning assigned to that term in Section 2.11.

          “Financed Account” means any Account that arises from the sale of Inventory by Borrower with respect to which Lender made a Deposit Revolving Advance or a Balance Revolving Advance, regardless of whether such Deposit Revolving Advance or Balance Revolving Advance has been repaid.

          “Financed Account Debtor” means, with respect to any Financed Account, the Account Debtor obligated to make payment on account of such Financed Account.

          “Financial Statements” means (a) the audited consolidated and consolidating balance sheet of Holdings its consolidated Subsidiaries for the Fiscal Year ended on October 31, 2010, and the related consolidated and consolidating statement of operations, shareholder’s or member’s (as applicable) equity and cash flows for Holdings and its consolidated subsidiaries for the Fiscal Year then ended as prepared by Holdings’ independent certified public accountants, and (b) the unaudited consolidated and consolidating company prepared balance sheet of Holdings and its consolidated Subsidiaries for the period ended January 31, 2011, and the related consolidated and consolidating statement of operations, shareholder’s or member’s (as applicable) equity and cash flows for Holdings and its consolidated Subsidiaries for such period then ended.

          “Fiscal Year” means each twelve month fiscal measurement period for Holdings and its consolidated Subsidiaries ending on October 31 of each year.

          “GAAP” means, subject to the application of Section 1.2, generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis.

          “Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state, territorial, provincial or local, and any agency, authority, division, department, instrumentality, regulatory body, court (including any administrative court) or other judicial body or judicial authority, central bank or other entity exercising the executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to any government.

          “Guarantors” means, collectively, Holdings, Nexaira Wireless (BC) Ltd., a British Columbia corporation, and any other Person that may hereafter from time to time execute any guaranty and suretyship agreement in favor of Lender with respect to the Obligations, and shall extend to all heirs, estates, successors and permitted assigns of each such Person.

          “Guarantor Security Documents” means, collectively, those various agreements, instruments and documents, including all security agreements, charging agreements, mortgages, etc., which may from time to time be executed by the respective Guarantors pursuant to which any Guarantor shall at any time grant Liens to Lender in such of its assets, real and/or personal, tangible and/or intangible, described therein as security for the payment and performance of the Obligations, as each such agreement, instrument or document may be amended, restated, supplemented or otherwise modified from time to time.

          “Guaranty” means, individually, and “Guarantees” means, collectively, the Guaranty and any other unconditional guaranty and suretyship agreement executed by any Guarantor in favor of Lender, pursuant to each of which the respective Guarantor(s) shall give a continuing and unconditional agreement to guaranty and stand surety for the Obligations, whether any such guaranty and suretyship agreement shall be executed as of the date hereof or at any time in the future, as any such agreement may be amended, restated, supplemented or otherwise modified or extended or renewed from time to time.

          “Hazardous Material” means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any Environmental Laws as “hazardous substances”, “hazardous materials”, “hazardous wastes”, “toxic substances” or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity or significant adverse effect on human health or are otherwise subject to regulation under any Environmental Laws, (b) oil, petroleum or petroleum derived substances or products, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources, (c) any flammable explosives, radon or any radioactive materials, (d) asbestos in any form, methane, urea formaldehyde foam insulation, polychlorinated biphenyls (or electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls) or lead based paint, (e) all waste materials subject to regulation under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, (42 U.S.C. §§9601 et seq), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. §§ 6901 et seq.), and any other applicable federal and state Laws now in force or hereafter enacted relating to hazardous waste disposal.

          “Holdings” has the meaning assigned to that term in the preamble to this Agreement and shall extend to all successors and permitted assigns of Holdings.

          “Indebtedness”, as applied to any Person, means without duplication: (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, drafts or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business due and payable no more than ninety (90) days from the date of incurrence of such obligation), (f) all indebtedness of others of a type described in any other clause of this definition secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed by such Person or is non-recourse to such Person, (g) all direct or indirect guarantees, endorsements (other than for collection or deposit in the ordinary course of business), discountings with recourse or sales with recourse by such Person of indebtedness of others of a type described in any other clause of this definition, (h) that portion of any Capital Lease Obligations that are properly classified as a liability on a balance sheet in conformity with GAAP, (i) all obligations, contingent or otherwise, of such Person in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances for the account of such Person or as to which such Person is otherwise liable for reimbursement of drawings, (k) all obligations of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof (other than such Person) will be paid or discharged, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; and (l) all obligations of such Person in respect of any exchange traded or over the counter derivative transaction, or interest rate or commodity pricing speculation. The Indebtedness of Borrower shall include the Indebtedness of any other entity (including any partnership in which Borrower or any of its Subsidiaries is a general partner) to the extent Borrower is liable therefor as a result of Borrower’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that Borrower is not liable therefor.

          “Intellectual Property” means, with respect to any Person, all patents, patent applications and like protections, including improvements divisions, continuation, renewals, reissues, extensions and continuations in part of the same, trademarks, trade names, trade styles, trade dress, service marks, logos and other business identifiers and, to the extent permitted under applicable law, any applications therefore, whether registered or not, and the goodwill of the business of such Person connected with and symbolized thereby, copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative works, whether published or unpublished, technology, know-how and processes, operating manuals, trade secrets, computer hardware and software, rights to unpatented inventions and all applications and licenses therefor, used in or necessary for the conduct of business by such Person and all claims for damages by way of any past, present or future infringement of any of the foregoing.

          “IRC” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

          “Law” means, collectively, all statutes, laws, judicial decisions, regulations, guidances, guidelines, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, governmental agreements and governmental restrictions (in each case whether federal, state, provincial, territorial, local and foreign) applicable in any relevant circumstance to any relevant Person, any relevant property and/or assets or any relevant interest (including any Lien) in any such relevant property and/or assets, and/or any relevant agreement, contract, instrument or document (specifically including this Agreement and each other Loan Document), including all applicable common law and equitable principles, all provisions of all applicable federal, state, provincial, territorial, local and foreign constitutions, and all orders, judgments, injunctions and decrees of all relevant courts and other Governmental Authorities and other arbitrators with respect to such relevant Person or relevant property or assets and all consent orders and consent decrees and all similar voluntary agreements entered into between any relevant Person and any applicable Governmental Authority with respect to such relevant Person or relevant property or assets.

          “Liabilities” has the meaning given that term in accordance with GAAP and shall include all Indebtedness.

          “Lien” means any lien (whether statutory or otherwise), mortgage, deed of trust, pledge, hypothecation, assignment, security interest, charge or encumbrance of any kind, whether voluntary or involuntary, (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

          “Loan” means, collectively, the Revolving Advances and Bridge Loan.

          “Loan Documents” means this Agreement, the Notes, the Pledge Agreement, the Guaranties, the Guarantor Security Documents, the Warrant and all other instruments, documents, guaranties and agreements executed by or on behalf of any Loan Party and delivered concurrently herewith or at any time hereafter to or for Lender in connection with this Agreement, the Loan or any other transaction contemplated by this Agreement, all as amended, restated, supplemented or modified from time to time.

          “Loan Party” means each of Borrower, and the Guarantors and shall extend to all successors and permitted assigns of each such Person.

          “Material Adverse Effect” means a material adverse effect upon or material adverse developments with respect to (a) the businesses, operations, properties, assets, condition (financial or otherwise), prospects or material agreements of Borrower and Guarantors taken as a whole, (b) Borrower’s and Guarantors’ ability, taken as a whole, to fully and timely perform their Obligations under any Loan Document, (c) the validity or enforceability against any Loan Party of a Loan Document to which it is a party, (d) the value of the Collateral or the Liens (or the priority thereof) in favor of Lender on the Collateral, or (e) any of the rights, remedies and benefits available to, or conferred upon, Lender under any Loan Document and/or the ability of Lender to enforce or collect any of the Obligations.

          “Maturity Date” means the one year anniversary of the Closing Date.

          “Maximum Credit Amount” means $2,200,000.

          “Maximum Rate” has the meaning assigned to that term in Section 2.3(C).

          “Multiemployer Plan” means a “multiemployer plan” as defined in Sections 3(37) and 4001(a)(3) of ERISA and to which (i) any member of the ERISA Affiliate Group is currently making or accruing an obligation to make contribution; or (ii) any current or former member of the ERISA Affiliate Group has at any time within the preceding six (6) years made contributions.

          “Multiple Employer Plan” means a Pension Benefit Plan which has two or more contributing sponsors (including Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

          “Net Cash Proceeds” means (i) with respect to any issuance or sale of any equity or debt securities or instruments by Borrower or any Guarantor or any other financing obtained by Borrower or any Guarantor the aggregate cash proceeds received by Borrower or any Guarantor in respect of such issuance, net of reasonable direct costs (including, without limitation, legal, accounting and investment banking fees, and sales commissions) incurred by Borrower and/or Guarantor in connection with such issuance, (ii) with respect to any Asset Disposition relating to any property of Borrower or any Guarantor, the aggregate cash proceeds received by Borrower in respect of such Asset Disposition, net of (a) reasonable direct costs (including, without limitation, legal, accounting and investment banking fees, and sales commissions) incurred by Borrower or any Guarantor, or any of them, in connection with such Asset Disposition, (b) repayment of any Indebtedness secured by such property or asset that is permitted to be outstanding hereunder and (c) taxes paid or payable as a result thereof (it being understood that “Net Cash Proceeds” shall include, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received by Borrower or any Guarantor in any such Asset Disposition), and (iii) with respect to any Casualty Event affecting any property of Borrower or any Guarantor, the aggregate cash proceeds received by Borrower or any Guarantor in respect of such Casualty Event (whether as the proceeds of any insurance, payment of any condemnation or takings compensation by any Governmental Authority or otherwise), net of (a) reasonable direct costs (including, without limitation, legal fees) incurred by Borrower or any Guarantor, or any of them, in obtaining such cash proceeds in respect of such Casualty Event and (b) repayment of any Indebtedness secured by such property or asset that is permitted to be outstanding hereunder.

          “Notes” means collectively, the Bridge Loan Note and the Revolving Note.

          “Obligations” means all loans, advances, debts, covenants, duties, obligations, liabilities and indebtedness of every kind or nature of each and every Borrower now or hereafter from time to time owed to Lender under or in connection with the Loan Documents, specifically including the Loan and also specifically including all accrued and unpaid interest on the Advances under the Loan and fees owing to, and all obligations and liabilities for the costs and expenses of, Lender (in each such case as and to the full extent provided for under the Loan Documents), all whether primary or secondary, direct or contingent, fixed or otherwise, and all whether heretofore, now and/or from time to time hereafter owing, due and/or payable, including any interest, fees, costs and expenses accruing and owing at any time under the Loan Documents, whether before or after default, maturity and/or judgment, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, receivership, reorganization or like proceeding relating to Borrower, whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding).

          “Organizational Documents” means, as to any Person, collectively: (a) any articles or certificate of incorporation, organization or formation of such Person, (b) any bylaws, operating agreement, limited liability agreement or partnership agreement of such Person and (c) any other applicable documents relating to such Person’s organization or formation as a legal entity or to the entity governance matters of such Person (including any shareholders’ or equity holders’ agreement to which such Person and/or its shareholders or equity holders are a party).

          “Other Taxes” has the meaning assigned to that term in Section 2.11(B).

          “Overadvance” has the meaning assigned to that term in Section 2.1(A)(iii).

          “Payment Taxes” has the meaning assigned to that term in Section 2.11(A).

          “PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

          “Pension Benefit Plan” means at any time any employee pension benefit plan (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained by any member of the ERISA Affiliate Group for the employees of any of them; or (ii) has at any time within the preceding six (6) years been maintained by any current or former member of the ERISA Affiliate Group for employees of any entity which was at such time a member of the ERISA Affiliate Group.

          “Permitted Encumbrances” means the following types of Liens:

          (A) Liens securing the Obligations;

          (B) Liens for taxes, assessments and governmental charges (other than Environmental Claims or ERISA) the payment of which is not yet due and payable or that are being Properly Contested;

          (C) landlords’, common carriers’, mechanics’, workers’, materialmen’s or other like Liens imposed by any applicable Law (but not voluntarily granted by Borrower) arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) that are not overdue by more than thirty (30) days or are being Properly Contested;

          (D) Existing Liens described on Schedule 1.1(A), but not the extension of coverage thereof to other property or assets;

          (E) Liens on fixed or capital assets (including Equipment) hereafter acquired to secure a portion of the purchase price thereof or costs of repair or improvement thereof, provided that any such Lien (1) shall not extend to or cover any other property of Borrower, (2) shall secure Indebtedness permitted by clause (b) of Section 6.1, (3) is incurred (together with the Indebtedness secured thereby) prior to or within 20 days after such acquisition or the completion of such construction or improvement, and (4) the principal amount of the Indebtedness secured thereby does not exceed the lesser of (x) the fair market value thereof or, (y) 100% of the cost of acquiring, constructing or improving such fixed or capital assets;

          (F) Liens arising from precautionary UCC financing statements in respect of operating leases (but not Capitalized Lease Obligations);

          (G) Liens in favor of custom and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods so long as such Liens attach only to the imported goods;

          (H) deposits and pledges of cash made in the ordinary course of business securing (i) obligations incurred in respect of workers’ compensation, unemployment insurance, social security or other forms of governmental insurance or benefits, (ii) obligations incurred in respect of the performance of bids, tenders, leases, contracts (other than for Indebtedness or for the payment of money) and statutory obligations or (iii) obligations incurred with respect to surety or appeal bonds, but only to the extent such obligations described in clauses (i) through (iii) arise in the ordinary course of business and are not past due;

          (I) easements, zoning restrictions, rights-of-way and similar encumbrances on real property and minor irregularities in the title thereto that either (i) are in existence on the date hereof and, in the case of any real property that is part of the Collateral on the date hereof, have been accepted by Lender as an exception under any policy of title insurance issued to Lender to secure its Lien on such real property or (ii) are hereafter imposed by law or hereafter arise in the ordinary course of business, and in any such case under clause (i) or (ii) do not (1) secure Indebtedness or any other obligations for the payment of money or (2) materially adversely impair the value of such property or its use by Borrower in the normal conduct of Borrower’s business; and

          (J) other Liens permitted to be incurred by Borrower for which Lender may, in its sole discretion, hereafter consent.

          “Permitted Investments” means: (a) investments of Borrower outstanding on the date hereof and listed on Schedule 6.15 hereto, (b) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within one (1) year from the date of acquisition thereof, (c) marketable obligations issued or unconditionally guaranteed by any state of the United States of America or any political subdivision of any such state maturing within one (1) year from the date of acquisition thereof and having the highest rating obtainable from either Standard & Poor’s or Moody’s Investor Services, Inc., (d) commercial paper maturing no more than one (1) year from the date of creation thereof and having the highest rating obtainable from either Standard & Poor’s or Moody’s Investor Services, Inc., (e) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by a commercial bank if such bank has a combined capital and surplus of at least $250,000,000; (f) any U.S. money market fund, a majority of the assets of which are invested in assets of the kind described in clauses (a) through (e) hereof, (g) investments consisting of (1) the accounts receivable of Borrower arising and trade credit granted by Borrower in the ordinary course of business and (2) any securities received by Borrower from financially troubled Account Debtors in complete or partial satisfaction of any such accounts receivable or trade credit of Borrower, and (h) deposits, prepayments and other credits to Suppliers made in the ordinary course of business consistent with Borrower’s past practices.

          “Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

          “Pledge Agreement” means the Collateral Pledge Agreement executed by the Pledgors, dated as of the date hereof, as the same may be amended, restated, supplemented or otherwise modified or extended or renewed from time to time.

          “Pledged Collateral” has the meaning assigned to that term in the Pledge Agreement, and shall in any event include any and all Capital Stock issued by Borrower and now or hereafter owned or acquired by any Pledgor.

          “Pledgor” means collectively, Guarantors and each other Person who shall from time to time hereafter become a party to the Pledge Agreement, and shall extend to all successors and permitted assigns (in each case as applicable) of each such Person.

          “Pro Forma” means the unaudited balance sheet of Holdings and its Subsidiaries on a consolidated basis as of the Closing Date after giving effect to the Transactions contemplated by this Agreement. The Pro Forma balance sheet of Holdings and Borrower on a consolidated basis is annexed hereto as Schedule 4.3(C).

          “Properly Contested” means, in the case of any Indebtedness and/or any other liability of Borrower or any Guarantor (including any taxes) that is not paid as and when due and payable by reason of Borrower’s or any Guarantor’s bona fide dispute concerning its liability to pay same or concerning the amount thereof, (i) such Indebtedness or liability is being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (ii) Borrower or any Guarantor has established appropriate reserves with respect to its contingent obligations for such Indebtedness or liability as shall be required in conformity with GAAP; (iii) the non-payment of such Indebtedness or liability shall not have a Material Adverse Effect and shall not result in the forfeiture of any assets of Borrower or any Guarantor; (iv) no Lien is imposed upon any of Borrower’s or any Guarantor’s assets with respect to such Indebtedness or liability, or, if any such Lien is so imposed, enforcement of such Lien is stayed during the period prior to the final resolution or disposition of such dispute, and, if the Lien is imposed with respect to any property or assets that are part of the Collateral, such Lien shall not be senior in priority to Lender’s Liens in the Collateral with respect to any Obligations incurred through the date Borrower or any Guarantor shall have commenced such contest; (v) if such Indebtedness or liability results from, or is determined by the entry, rendition or issuance against a Borrower or any Guarantor or any of their assets of a judgment, writ, order or decree, enforcement of such judgment, writ, order or decree is stayed pending a timely appeal or other judicial review; and (vi) if such contest is abandoned, settled or determined adversely (in whole or in part) to Borrower or any Guarantor, Borrower or any Guarantor forthwith and promptly pays such Indebtedness or liability and all penalties, interest and other amounts due in connection therewith. Furthermore, no such Indebtedness or liability shall be deemed to be “Properly Contested” hereunder unless the applicable Parties shall give written notice to Lender promptly upon (1) the commencement of any such contest proceedings (which such notice shall include information as to whether any Lien will be imposed on any assets or property of Borrower or any Guarantor during the pendency of any such contest proceedings and whether or not such Lien will have priority over Lender’s Liens in the Collateral with respect to any Obligations, whether such Obligations are incurred prior to, during, or after the commencement of such contest proceedings), (2) upon any development or determination or decision that is materially adverse to the interests of Borrower, any Guarantor and/or any of their property or assets in such contest proceeding, and (3) upon the resolution of such contest proceeding.

          “Restricted Payment” means: (a) any declaration or payment of any dividend or other distribution or return of equity capital, direct or indirect, on account of any shares or other interest of any class of the Capital Stock of any or any Subsidiary now or hereafter outstanding, or the authorization or incurrence of any liability to make any other payment, distribution or delivery of other Property in respect of any shares or other interest of any class of the Capital Stock of Borrower, any Guarantor or any Subsidiary, except a dividend payable solely with shares or other interests of the Capital Stock of Borrower, any Guarantor or any Subsidiary on which such dividend is declared or distribution made, (b) any payment or prepayment of principal of, premium, if any, or interest on, or any redemption, conversion, exchange, retirement, defeasance, purchase or other acquisition for value, direct or indirect, of any debt that is subordinated to the Obligations or any shares or other interests of any class of the Capital Stock of Borrower, any Guarantor or any Subsidiary now or hereafter outstanding, or any payment to any sinking fund or similar payment or setting aside of any funds for any of the forgoing purposes, or the issuance of a notice of an intention to do any of the foregoing, (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares or other interest of any class of the Capital Stock of Borrower, any Guarantor or any Subsidiary now or hereafter outstanding, or any payment to any sinking fund or similar payment or setting aside of any funds for any of the forgoing purposes, or the issuance of a notice of an intention to do any of the foregoing, (d) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares or other interest of any class of the Capital Stock of Borrower, any Guarantor or any Subsidiary or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission, (e) any payment, loan, contribution, or other transfer of funds or other assets or property to any holder of any shares or other interest of any class of the Capital Stock of Borrower, any Guarantor or any Subsidiary other than payment of compensation (including bonuses) in the ordinary course of business and consistent with past practices of Borrower, any Guarantor and any Subsidiary to stockholders or other equity holders who are officers and/or employees of Borrower, any Guarantor or any Subsidiary for services actually rendered and (f) any other payments by Borrower, any Guarantor or any Subsidiary restricted by the terms of any of the Loan Documents.

          “Revolving Advances” means the Advances made pursuant to Section 2.1(A)(i).

          “Revolving Credit Facility” has the meaning assigned to that term in Section 2.1(A)(i).

          “Revolving Note” means the secured revolving note issued by Borrower in a form acceptable to Lender, issued pursuant to Section 2.1(A)(iv).

          “Standstill Agreements” means, with respect to the holder of any Indebtedness set forth on Schedule 6.1, or any officer of Borrower or any Guarantor party to a consulting or employment agreement under which agreement there is an outstanding balance of $25,000 or more as of the date of this Agreement, an agreement, in form and substance satisfactory to Lender, among Borrower or such Guarantor, Lender and such holder or such officer, as the case may be, pursuant to which such holder or such officer, as the case may be, agrees, among other things, to (i) defer, in the case of such holder, the payment of such Indebtedness and any interest thereon or other amount payable with respect thereto or, in the case of such officer, any compensation, fees or other amounts payable under or in connection with such consulting or employment agreement, and (ii) refrain from taking any enforcement action against Borrower with respect to such Indebtedness or such consulting or employment agreement, as applicable, in each case, until the payment in full of the Bridge Loan, all accrued and unpaid interest thereon and all unpaid fees and expenses incurred by Lender in connection therewith.

          “Subsidiary” means, if applicable, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares or other interests of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by such Person (and/or any of its other Subsidiaries). Each reference to a “Subsidiary” or “Subsidiaries” herein shall be a reference to each and/or all Subsidiaries of Holdings, unless such reference clearly indicates such reference is a Subsidiary or the Subsidiaries of some other Person

          “Supplier” means a seller, supplier and/or vendor of Inventory to Borrower.

          “Taxes” means all present and future federal, state, territorial, provincial, municipal, local, foreign and other governmental taxes, levies, imposts, duties, deductions, withholdings, claims, assessments, fees or other charges imposed by any Governmental Authority which are or may be due by Borrower, any Guarantor or any Subsidiary with respect to its business, operations, Collateral or otherwise, including any interest, additions to tax or penalties applicable thereto.

          “Termination Date” means the earlier to occur of (i) the Maturity Date, (ii) any date on which Obligations are accelerated pursuant to Section 7.2 hereof, or (iii) the date Borrower voluntarily prepays the Loan and all other Obligations in full as provided for in Section 2.4 hereof and terminates this Agreement.

          “Transactions” means, the execution and delivery by Borrower of this Agreement and the other Loan Documents, the making of the Loan and the consummation of the other transactions contemplated under this Agreement and the other Loan Documents, including without limitation, the issuance of the Warrant.

          “UCC” means the Uniform Commercial Code in the State of New York, as in effect and/or amended from time to time, and any successor statute, except that, when used in connection with the perfection, effect of perfection or nonperfection or priority of any Liens created hereunder or under any other Loan Documents, “UCC” means the Uniform Commercial Code as in effect and/or amended from time to time in the jurisdiction whose laws are required to govern such perfection, the effect of perfection or nonperfection or priority of any such Lien under the provisions regarding choice of law, conflicts of law and applicable governing laws under the Uniform Commercial Code of the State of New York as in effect and/or amended from time to time.

          “Warrant” means the Warrant issued by Holdings to Lender on the Closing Date, in form and substance satisfactory to Lender, permitting Lender to purchase up to 15,000,000 shares of Capital Stock of Holdings.

     1.4 Other Definitional Provisions. References to “Sections”, “subsections”, “Exhibits” and “Schedules”, shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in Section 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. In this Agreement, (i) words importing any gender include the other genders; (ii) the words “including,” “includes” and “include” (whether or not preceded by the words “particularly” or “specifically”) shall be deemed to be followed by the words “without limitation”; (iii) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision; (iv) the word “will” shall be construed to have the same meaning and effect as the word “shall; (v) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, real and personal, including cash, Money, Securities, Accounts and contract rights; (vi) unless otherwise provided, all references to any instruments or agreements, including references to any of the other documents, shall be deemed to be a reference to such instrument or agreement, as the same may be amended, restated, supplemented or otherwise modified or extended or renewed from time to time, but only if and to the extent such amendment, restatement, supplement, modification, extension or renewal are permitted and/or not prohibited by the terms hereof; (vii) references to Persons include their respective heirs, estates, successors and permitted assigns (in each case as applicable) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and (vii) all references to statutes shall be deemed to include and also be a reference to any related regulations issued by any Governmental Authority under and/or in connection with such statues and all references to any statues and/or related regulations shall include any amendments of same and any successor statutes and regulations. A Default or Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs through the date on which such Default or Event of Default is waived in writing by Lender pursuant to this Agreement (or, in the case of a Default, is cured within any period of cure expressly provided for in this Agreement prior to maturing into an Event of Default). All references to particular times of day herein shall be a reference to the time as in effect in New York, New York on the applicable date.

     1.5 Construction. Each of the parties hereto acknowledges that (i) it has been represented by counsel in the negotiation and documentation of the terms of this Agreement and the other Loan Documents; (ii) it has had full and fair opportunity to review and revise the terms of this Agreement and the other Loan Documents; (iii) this Agreement and each of the other Loan Documents has been drafted jointly by all of the parties hereto; and (iv) Lender has no fiduciary relationship with or duty to Borrower or any Guarantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Lender, on the one hand, and Borrower and the Guarantors (and each of them), on the other hand, in connection herewith or therewith is solely that of debtor and creditor. Accordingly, each of the parties hereto acknowledges and agrees that the terms of this Agreement and the other Loan Documents shall not be construed against or in favor of another party.

SECTION 2 LOAN, COLLATERAL AND CONVERSION

     2.1 Loan.

          (A) Revolving Advances.

               (i) Subject to the terms and conditions of this Agreement, Lender hereby establishes for the benefit of Borrower a revolving credit facility (the “Revolving Credit Facility”) which shall consist of cash advances (“Revolving Advances”) extended by Lender to or for the benefit of Borrower from time to time hereunder in Lender’s commercially reasonable discretion. The aggregate principal amount of unpaid Revolving Advances shall not at any time exceed the Maximum Credit Amount. Subject to such limitation, the outstanding balance of Revolving Advances may fluctuate from time to time, to be reduced by voluntary or required repayments made by Borrower and to be increased by future Revolving Advances which may be made by Lender.

               (ii) Revolving Advance Procedures. Borrower shall provide Lender with not less than five (5) days prior written notice of its request to obtain a Revolving Advance. Such notice shall be irrevocable. Each request for a Revolving Advance shall be accompanied by a request letter in the form of Exhibit A attached hereto, a copy of the Eligible Purchase Order related to such request and (a) in the case of a Deposit Revolving Advance, a preliminary invoice reasonably acceptable to Lender from the applicable Supplier setting forth the amount of deposit due to such Supplier to ensure the delivery of Inventory required to fill the Eligible Purchase Order, or (b) in the case of a Balance Revolving Advance, a copy of the final invoice reasonably acceptable to Lender from the applicable Supplier and a certification by Borrower that the Inventory related to such Inventory has been received by Borrower. The amount of any Deposit Revolving Advance shall not be greater than fifty percent (50%) of the total cost of the Inventory payable to Supplier. Each Revolving Advance made by Lender shall be paid directly to the applicable Supplier on behalf Borrower.

               (iii) Payment of Revolving Advances. Unless otherwise required to be prepaid under the terms hereof, the outstanding balance of Revolving Advances under the Revolving Credit Facility shall be due and payable on the Termination Date. Notwithstanding the foregoing, the outstanding principal balance of any Deposit Revolving Advance shall be due and payable on the earlier of receipt of funds from the applicable Financed Account Debtor or one hundred and twenty (120) days after the making of such Deposit Revolving Advance and the outstanding balance of any Balance Revolving Advance shall be due and payable on the earlier of receipt of funds from the applicable Financed Account Debtor or sixty (60) days after the making of such Balance Revolving Advance. If the aggregate principal amount of unpaid Revolving Advances at any time exceeds the Maximum Credit Amount (such excess referred to as “Overadvance”), Borrower shall immediately repay the Overadvance in full.

               (iv) Revolving Note. On the Closing Date, and subject to Section 2.1(C) below, Borrower shall execute and deliver a promissory note in the amount of the Maximum Credit Amount (“Revolving Note”). The Revolving Note shall evidence Borrower’s unconditional obligation to repay Lender for all Revolving Advances made from time to time under the Revolving Credit Facility, with interest as herein provided. Each Revolving Advance under the Loan shall be deemed evidenced by the Revolving Note, which is deemed incorporated herein by reference and made part hereof. The Revolving Note shall be in form and substance satisfactory to Lender.

          (B) Bridge Loan.

               (i) Subject to the terms and conditions of this Agreement Lender will make a bridge loan (“Bridge Loan”) to Borrower in a principal amount equal to $300,000. The Bridge Loan shall be advanced on the Closing Date and the outstanding principal amount thereof and all accrued and unpaid interest thereon shall be due and payable on the earlier of the Bridge Loan Repayment Date or the Termination Date.

               (ii) Bridge Loan Note. On the Closing Date, and subject to Section 2.1(C) below, Borrower shall execute and deliver a promissory note to Lender in the amount of the Bridge Loan (“Bridge Loan Note”). The Bridge Loan Note shall evidence Borrower’s unconditional obligation to repay Lender for the Bridge Loan, with interest as herein provided. The Bridge Loan shall be deemed evidenced by the Bridge Loan Note, which is deemed incorporated herein by reference and made part hereof. The Bridge Loan Note shall be in form and substance satisfactory to Lender.

          (C) Notes. The Notes issued hereunder shall be issued in registered form. Borrower shall keep at its principal executive office (located at the address set forth in Section 8.7) registers in which Borrower shall provide for the registration and transfer (upon notice from Lender) of each Note issued hereunder and such registration shall apply as to both principal and any stated interest accruing on the Note. The name and address of each holder of the Note shall be registered in such registers. The Borrower shall give to any holder of any Note promptly (but in any event within ten (10) days) following request therefor, a complete and correct list of the names and addresses of all registered holders of the Notes and the amount and kind of Notes held by each. Whenever any Note(s) shall be surrendered for transfer or exchange, within five (5) days after the receipt of written notice of such transfer Borrower , at its expense will execute and deliver in exchange therefor a new Note or Notes (in such denominations and registered in such name or names as may be requested by the holder of the surrendered Note or Notes ), in the same aggregate unpaid principal amount as that of the Note or Notes so surrendered subject to the terms and provisions of this Agreement. Borrower may treat the person in whose name any Note is registered as the owner of such Note for all purposes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. In connection with the foregoing, Borrower shall take such other actions reasonably requested by a holder of Note(s) in order to effect such any applicable transfer, registration or exchange.

          (D) Maturity. The Revolving Advances shall become due and payable on the Termination Date. On such date, unless having been sooner accelerated, automatically or by Lender, pursuant to the terms hereof, all Obligations shall be due and payable in full.

     2.2 Use of Proceeds. The proceeds of the Loan shall be used exclusively for Borrower’s working capital purposes and for the purchase of Inventory from Suppliers.

     2.3 Interest.

          (A) Rate of Interest. Outstanding Advances under the Loan shall bear interest at the rate of thirty-six percent (36%) per annum. Following the occurrence and during the continuance of an Event of Default (specifically including without limitation any Event of Default under Section 7.1(F) or (G) hereof), at Lender’s sole option, Advances under the Loan shall bear interest at the contract rate otherwise applicable under this Agreement plus ten percent (10%) per annum (the “Default Rate”).

          (B) Computation and Payment of Interest. Interest on the Loan and all other Obligations shall be computed on the daily principal balance thereof on the basis of a 360 day year for the actual number of days elapsed in the period during which it accrues. Interest on the Advances shall be due and payable to Lender in arrears (i) monthly on the last day of each calendar month, (ii) on the date of any prepayment hereunder, and (iii) on the Termination Date.

          (C) Interest Laws. Notwithstanding any provision to the contrary contained in this Agreement or any other Loan Document, Borrower shall not be required to pay, and Lender shall not be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by applicable Law (“Excess Interest”). If any Excess Interest is provided for or is finally determined by a court of competent jurisdiction in a non-appealable decision to have been provided for in this Agreement or in any other Loan Document, then in such event: (1) the provisions of this Section shall govern and control; (2) Borrower shall not be obligated to pay any Excess Interest; (3) any Excess Interest that Lender may have received hereunder shall be, at Lender’s option, (a) applied as a credit against the outstanding principal balance of the Obligations or any other outstanding accrued and unpaid Obligations (other than interest), (b) refunded to the payer thereof, or (c) any combination of the foregoing; (4) the interest rate(s) provided for herein shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable Law (the “Maximum Rate”), and this Agreement and the other Loan Documents shall be deemed to have been and shall be, reformed and modified to reflect such reduction; and (5) Borrower shall not have any action against Lender for any damages arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Obligations shall remain at the Maximum Rate until Lender shall have received the amount of interest which Lender would have received during such period on such Obligations had the rate of interest not been limited to the Maximum Rate during such period.

     2.4 Prepayment. Borrower may elect, upon not less than five (5) days prior written notice to Lender, (a) to prepay in cash a portion or the entire outstanding balance of the Bridge Loan; provided that any prepayment shall not be in an amount less than $50,000, or (b) to repay in cash all or a portion of the outstanding balance of the Advances and all other Obligations and, if the Advances and other Obligations are paid in full, terminate this Agreement without penalty.

     2.5 Fees and Expenses. Borrower shall pay to Lender all reasonable and customary charges for returned items and all other bank charges actually incurred by Lender, as well as reasonable and customary wire transfer charges actually incurred by Lender for each wire transfer made under this Agreement.

     2.6 General Provisions Regarding Payments and Principal Payments.

          (A) Manner and Time of Payment. All payments made with respect to the Obligations shall be made in United States Dollars by wire transfer to such bank account and in accordance with such wiring instructions as Lender may from time to time designate to Borrower in writing, without deduction, defense, setoff or counterclaim. In the absence of an Event of Default and unless otherwise expressly provided for herein, all payments on account of the Obligations shall be applied in the following manner: (i) first to the payment of any accrued and unpaid fees and charges owing under the Loan Documents, (ii) second to any Obligations for the payment of expenses, costs and indemnities owing under the Loan Documents, (iii) third to the payment of accrued and unpaid interest owing under the Loan Documents, (iv) fourth to the payment of outstanding principal due and owing under the Bridge Loan Note, (v) fifth to the payment of outstanding principal due and owing under the Revolving Note, (vi) sixth to the payment of outstanding principal not yet due under the Loan Documents in such order as Lender may determine, and (vii) seventh to any other Obligations or any other Indebtedness of any kind of Borrower owing to Lender. Payment made by check or similar type of remittance shall be considered conditional and not final unless and until full clearance occurs under all applicable banking procedures.

          (B) Payments on Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest or fees due hereunder.

          (C) Repayment of Principal and Other Obligations. The entire then-outstanding principal balance of the (i) Bridge Loan, together with all accrued and unpaid interest thereon shall be due and payable in full on the Bridge Loan Repayment Date, (ii) Revolving Advances, together with all accrued and unpaid interest and fees hereunder and any and all costs and expenses and/or other Obligations of any kind then outstanding under any and all Loan Documents, shall be due and payable in full on the Termination Date, in each case without deduction, defense, set off or counterclaim of any sort. In the absence of an Event of Default, all payments on account of the Obligations received under this paragraph (C) shall be applied as provided for in paragraph (A) above. Following the occurrence of an Event of Default, payments and proceeds of Collateral may be applied to the Obligations in such order as Lender may determine.

          (D) Mandatory Prepayment. In the event Borrower or any Guarantor: (i) issues or sells any equity or debt securities or instruments in excess of $1,000,000 in one transaction or a series of transactions, (ii) makes an Asset Disposition (other than sales of Inventory and dispositions of obsolete or excess Equipment in the ordinary course of business) or (iii) subject to the provisions of Section 5.8 hereof, suffers a Casualty Loss, then, an amount equal to the entire Net Cash Proceeds thereof or the portion thereof up to the full extent of the Obligations then outstanding hereunder, shall be paid to Lender and applied to the Obligations. In the absence of an Event of Default, all payments on account of the Obligations received under this paragraph (D) shall be applied as provided for in paragraph (A) above.

     2.7 Grant of Security Interest. To secure the full and prompt payment and performance of the Obligations as and when due (whether at the stated maturity, by acceleration or otherwise), including all renewals, extensions, amendments, restructurings and refinancings of any or all of the Obligations, Borrower hereby grants to Lender a continuing first priority (subject only to the Permitted Encumbrances (as applicable)) Lien in and to all right, title and interest of Borrower in any and all assets and all property of Borrower, all whether now owned or hereafter created, arising or acquired and wherever located, including all of the following:

               (i) all Accounts, Chattel Paper (including all Electronic Chattel Paper and Tangible Chattel Paper), Commercial Tort Claims, Deposit Accounts, Documents (including all warehouse receipts and bills of lading), Equipment, Fixtures, General Intangibles (including all Payment Intangibles, Software, Intellectual Property, goodwill, going concern value), Goods, Instruments (including all Promissory Notes and Negotiable Instruments), Inventory (including all stock-in-trade, raw materials, work in process, items held for sale or lease or furnished or to be furnished under contracts of sale or lease, goods that are returned, reclaimed or repossessed, and materials used or consumed in Borrower’s business), Investment Property and Financial Assets (including all Commodity Accounts, Commodity Contracts, Securities (including all Certificated Securities and Uncertificated Securities), Security Entitlements and Securities Accounts), Letter of Credit Rights and Money,

               (ii) all parts, substitutions or replacements to or of or accessories to any tangible assets and property included in the foregoing, and all Software and computer programs embedded the foregoing, and all Accessions to the foregoing,

               (iii) all Supporting Obligations for any of the foregoing and all rights of Borrower in any property belonging to any third party in which a Lien of any kind or nature has been granted to Borrower to secure the payment or performance of any third party under or with respect to any of the foregoing,

               (iv) all Records, books, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the foregoing or are otherwise necessary or helpful in the collection thereof or realization thereupon and all other business books and Records of Borrower, and

               (v) all cash and non-cash Proceeds (including, without limitation, insurance proceeds), products, rents and profits of all of the foregoing.

     2.8 Preservation of Collateral and Perfection of Security Interests Therein.

          (A) Further Assurances. Borrower shall, at Lender’s reasonable request, at any time and from time to time, execute and deliver to Lender within ten (10) days of such request, such financing statements, assignments, consents, landlord, warehousemen or other waivers, documents and other agreements and instruments (and, where applicable, pay the cost of filing or recording the same in all public offices deemed reasonably necessary or desirable by Lender) and do such other acts and things as Lender may deem necessary or desirable in order to establish and maintain a valid, attached and perfected security interest in the Collateral in favor of Lender, (free and clear of all other liens, claims and rights of third parties whatsoever, whether voluntarily or involuntarily created, except Permitted Encumbrances) to secure payment of the Obligations, and in order to facilitate the collection of the Collateral. Borrower acknowledges and agrees that the Collateral is intended to encompass all assets and property of Borrower and if at any time Borrower acquires any interest in any assets or property and either (i) a security interest in such assets or property cannot be perfected by the filing of a financing statement in the appropriate jurisdiction or (ii) such assets or property are not covered by the collateral description and security interest grant set forth in Section 2.7 above and/or in the collateral description and security interest grant contained in any other applicable Loan Document (e.g., Commercial Tort Claims not specifically described in Section 2.7 above, it being certified by Borrower that it has no interest in any Commercial Tort Claims as of the Closing Date), then Borrower will promptly notify Lender of the same and, if requested by Lender, take such reasonable steps as Lender may require in accordance with the first sentence of this Section 2.8 to cause such assets or property to become part of the Collateral and for the Lien of Lender therein to be a valid, attached and perfected Lien. At Lender’s request, Borrower shall also (i) immediately deliver to Lender all items constituting Collateral for which Lender must receive possession to obtain and/or perfect a first priority perfected security interest, including, without limitation, all Instruments (including all Promissory Notes) and Documents and (ii) immediately provide Lender with “control” (as defined in Articles 8 and/or 9 of the UCC with respect to each applicable item or type of Collateral) with respect to any of the Collateral over which Lender must have such “control” to obtain and/or perfect a first priority perfected security interest.

          (B) Financing Statements. Borrower hereby authorizes Lender to prepare and file such financing statements (and any continuations thereof and amendments thereto) naming Borrower as the “debtor” and naming Lender as the “secured party” (including financing statements (and continuations thereof and amendments thereto) describing the Collateral as “all assets” or “all personal property” of Borrower or words to that effect) as Lender may from time to time deem necessary or appropriate in order to perfect and maintain the Liens granted by Borrower in any Collateral hereunder and/or under any other Loan Document in accordance with the UCC.

          (C) Power of Attorney. Borrower hereby irrevocably makes, constitutes and appoints each of the officers of Lender or its representatives the true and lawful attorney and attorney-in-fact for Borrower (without requiring any of them to act as such) with full power of substitution to do the following: (a) execute in the name of Borrower any financing statements; (c) execute in the name of Borrower any and all schedules, assignments, instruments, documents and statements that either (x) Borrower is obligated to give Lender hereunder and which Borrower has not provided within the time frame provided for hereunder or (y) are necessary to create, provide for the attachment or perfection of (or continue the perfection of) the Liens of Lender in the Collateral provided hereunder and under the other Loan Documents, (d) do such other and further acts and deeds in the name of Borrower that Lender may reasonably deem necessary or desirable to create, provide for the attachment or perfection of (or continue the perfection of) the Liens of Lender in the Collateral provided hereunder and under the other Loan Documents, (d) endorse the name of Borrower upon any and all checks, drafts, money orders and other instruments for the payment of monies that are payable to Borrower and constitute collections on Borrower’s Accounts or other Collateral, and (e) do such other and further acts and deeds in the name of Borrower that Lender may reasonably deem necessary or desirable to enforce any of its rights and remedies under the Loan Documents or under any applicable Law with respect to Borrower or any of the Collateral, including any such rights and remedies to enforce, realize upon, dispose of or collect any Collateral. This power of attorney is coupled with an interest and is irrevocable until payment in full and complete performance of all of the Obligations and termination of this Agreement.

     2.9 Possession of Collateral and Related Matters. Until an Event of Default has occurred and is continuing, Borrower shall have the right, except as otherwise provided in this Agreement, to take any of the following actions in the ordinary course of their respective businesses: (a) to sell or lease, in the ordinary course of business, any of Borrower’s Inventory normally held by Borrower for any such purpose, in the ordinary course of business, (b) to use and consume any raw materials, work in process or other materials normally held by Borrower for such purpose, or (c) subject to the provisions of Section 2.6(D) hereof, to sell or otherwise dispose of any obsolete or excess Equipment no longer necessary to the ordinary operation of their respective businesses, provided, however, that a sale in the ordinary course of business shall not include any transfer or sale in satisfaction, partial or complete, of a debt owed by Borrower, or any bulk sale or transfer or sale of any business line or division of Borrower.

     2.10 Release of Security Interests. Upon payment and satisfaction in full in cash of the Obligations and termination of this Agreement, Lender shall release all liens and security interests granted by Borrower in the Collateral. In connection with such releases, Lender shall execute and deliver, at Borrower’s expense and with reasonable promptness, any Lien release documentation or instruments reasonably requested by Borrower to effectuate such releases, provided that, under no circumstances shall Lender have any obligation to deliver any such release documentation or instruments on the date of any payment in full of the Obligations and termination of this Agreement unless Borrower shall have given Lender at least seven (7) days (or such longer time as may be otherwise applicable hereunder) prior written notice of the intention to make such payment in full and terminate this Agreement.

     2.11 Taxes.

          (A) All payments made by Borrower hereunder or under any Note will be, except as provided in Section 2.11(B), made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any Governmental Authority or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding any tax imposed on or measured by the net income or profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein (the “Excluded Taxes”)) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as “Payment Taxes”). If any Payment Taxes are so levied or imposed, Borrower agrees to pay the full amount of such Payment Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or any other Loan Document, after withholding or deduction for or on account of any Payment Taxes, will not be less than the amount provided for herein or therein. Borrower agrees to indemnify and hold harmless Lender, and reimburse such Lender upon its written request, for the amount of any Payment Taxes so levied or imposed and paid by such Lender.

          (B) In addition, Borrower agrees to pay any present or future stamp, documentary, privilege, intangible or similar Taxes or any other excise or property Taxes, charges or similar levies that arise at any time or from time to time (other than Excluded Taxes) (i) from any payment made under any and all Loan Documents, (ii) from the transfer of the rights of Lender under any Loan Documents, or (iii) from the execution or delivery by Borrower of, or from the filing or recording or maintenance of, or otherwise with respect to, any and all Loan Documents (hereinafter referred to as “Other Taxes”).

          (C) Borrower will indemnify Lender for the full amount of Payment Taxes (including, without limitation and without duplication, any Payment Taxes imposed by any jurisdiction on amounts payable under this Section 2.11), subject to the exclusion set out in the first sentence of Section 2.11(A), and will indemnify Lender for the full amount of Other Taxes (including, without limitation and without duplication, any Payment Taxes imposed by any jurisdiction on amounts payable under this Section 2.11) paid by Lender in respect of payments made or to be made hereunder, and any liability (including penalties, interest and expenses) arising solely therefrom or with respect thereto, whether or not such Payment Taxes or Other Taxes were correctly or legally asserted. Payment of this indemnification shall be made within ten (10) days from the date Lender makes written demand therefor.

          (D) Within thirty (30) days after the date of any payment of Payment Taxes or Other Taxes, Borrower shall furnish to the Lender, at its address referred to in Section 8.7, the original or certified copy of a receipt evidencing payment thereof.

          (E) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section 2.11 shall survive the payment in full of all Obligations hereunder and under the Notes.

     2.12 Blocked Accounts.

          (A) Borrower shall establish and maintain deposit accounts at a bank or banks acceptable to Lender, which accounts shall be subject to deposit account control agreements with and acceptable to Lender (each such account, a “Blocked Finance Account”). Borrower shall instruct all Financed Account Debtors to make all payments on related Financed Accounts into a Blocked Finance Account. All collections of Financed Accounts which may nevertheless be directly received at any time by Borrower shall be held in trust for the benefit of Lender and deposited into a Blocked Finance Account immediately upon receipt by Borrower. All payments received with respect to a Financed Account in the Blocked Financed Account shall be applied by Lender to repay outstanding Revolving Loans, if any, made to purchase Inventory that gave rise to such Financed Account and the excess, if any, shall (i) prior to the occurrence of any Event of Default, be transferred promptly by or at the direction of Lender to the Blocked Operating Account or (ii) after the occurrence of any Event of Default, be applied by Lender to the Obligations in Lender’s sole discretion. Borrower shall not have any right of access to or withdrawal from any Blocked Finance Account.

          (B) Borrower shall establish and maintain a deposit account at a bank acceptable to Lender, which account shall be subject to a deposit account control agreement with and acceptable to Lender (such account, a “Blocked Operating Account” and, together with the Blocked Finance Accounts, the “Blocked Accounts”). Borrower and Lender agree that prior to the occurrence of any Event of Default, Borrower shall have the right of access to and withdrawal from the Blocked Operating Account and after the occurrence of any Event of Default Lender shall have the right to provide notice to the related bank to follow only the instructions of Lender with respect to the Blocked Operating Account and the funds on deposit therein.

     2.13 Conversion Option. At any time and from time to time, the Obligations shall be convertible (in whole or in part), at the option of the Lender (the “Conversion Option”), into such number of fully paid and non-assessable shares of Capital Stock of Holdings as is determined by dividing (x) an amount equal to (i) the sum of (A) that portion of the outstanding principal balance of the Obligations that Lender elects to convert, and (B) any accrued but unpaid interest under this Agreement as of such date by (y) the Conversion Price (as defined in Section 2.14 hereof) in effect on the date on which Lender delivers a notice of conversion (the “Conversion Notice”), duly executed, to Holdings (the “Conversion Date”). With respect to partial conversions of the Obligations, Lender shall keep written records of the amount of the Obligations converted as of each Conversion Date.

     2.14 Conversion Price. The term “Conversion Price” shall mean seventy (70) percent of the weighted average sale price per share of Holdings over the thirty (30) day period prior to the Conversion Date.

     2.15 Mechanics of Conversion.

          (A) Not later than three (3) business Days after any Conversion Date, Holdings or its designated transfer agent, as applicable, shall issue and deliver to the Depository Trust Company (“DTC”) account on the Lender’s behalf via the Deposit Withdrawal Agent Commission System (“DWAC”) as specified in the Conversion Notice, registered in the name of the Lender or its affiliates, for the number of shares of Capital Stock of Holdings to which the Lender shall be entitled. In the alternative, not later than three (3) Business Days after any Conversion Date, Holdings or its designated transfer agent, as applicable, shall deliver to Lender by express courier a certificate or certificates which shall be free of restrictive legends and trading restrictions representing the number of shares of Capital Stock being acquired upon the conversion of the Obligations (the “Delivery Date”); provided, that, notwithstanding the foregoing, (A) if a Conversion Date occurs prior to the Bridge Loan Repayment Date, (i) the certificate or certificates representing the shares of Capital Stock being acquired upon the related conversion may have a restrictive legend and trading restrictions and (ii) on the Bridge Loan Repayment Date and upon receipt by Holdings and its counsel of a Rule 144 seller representation letter, Holdings shall deliver to Lender, in exchange for such restricted certificate or certificates, a certificate or certificate which shall be free of restrictive legends and trading restrictions and (B) if a Conversion Date occurs on or after the Bridge Loan Repayment Date upon receipt by Holdings and its counsel of a Rule 144 seller representation letter, Holdings shall deliver to Lender a certificate or certificate which shall be free of restrictive legends and trading restrictions.

          (B) Holdings and Borrower understand that a delay in the delivery of the shares of Capital Stock of Holdings upon conversion of the Obligations beyond the Delivery Date could result in economic loss to the Lender. If Holdings fails to deliver to the Lender such shares via DWAC (or, if applicable, certificates) by the Delivery Date, Borrower shall pay to Lender, in cash, an amount per Business Day for Business Trading Day until such shares are delivered via DWAC or certificates are delivered (if applicable), together with interest on such amount at a rate of 10% per annum, accruing until such amount and any accrued interest thereon is paid in full, equal to the greater of (A) 2% of the aggregate principal amount of the Obligations requested to be converted for each Business Day and (B) $2,000 per Business Day (which amount shall be paid as liquidated damages and not as a penalty). Nothing herein shall limit Lender’s right to pursue actual damages for Holdings’ failure to deliver certificates representing shares of Capital Stock upon conversion within the period specified herein and Lender shall have the right to pursue all remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief). Notwithstanding anything to the contrary contained herein, Lender shall be entitled to withdraw a Conversion Notice, and upon such withdrawal Borrower shall only be obligated to pay the liquidated damages accrued in accordance with this Section 2.15(B) through the date the Conversion Notice is withdrawn.

          (C) In addition to any other rights available to Lender, if Holdings fails to cause its transfer agent to transmit via DWAC or transmit to Lender a certificate or certificates representing the shares of Capital Stock issuable upon conversion of the Obligations (the “Conversion Shares”) on or before the Delivery Date, and if after such date Lender is required by its broker to purchase (in an open market transaction or otherwise) shares of Capital Stock of Holdings to deliver in satisfaction of a sale by Lender of the shares of Capital Stock issuable upon conversion of the Obligations which the Lender anticipated receiving upon such conversion (a “Buy-In”), then Borrower shall pay in cash to Lender the amount by which (x) Lender’s total purchase price (including brokerage commissions, if any) for the shares of Capital Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of shares of Capital Stock issuable upon conversion of the Obligations that Holdings was required to deliver to Lender in connection with the conversion at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed.

          (D) Accredited Investor Status. Lender represents and warrants to Holdings that as of the date hereof it is: (i) an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) acquiring the Loan as principal and is an “accredited investor” as defined in National Instrument 45-106, adopted by the British Columbia Securities Commission. The Lender acknowledges that the Bridge Loan and any shares of Holdings issued upon conversion of the Bridge Loan are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law.

          (E) BCI 51-509. Lender represents and warrants to Holdings that, to the extent Lender sells any Conversion Shares that contain a restrictive legend and trading restrictions in Canada prior to the Bridge Loan Repayment Date, the following statements are true, correct and complete as of the date of such sale:

               (i) Lender is not a resident of British Columbia or any other jurisdiction of Canada;

               (ii) a subsequent trade of any shares of Holdings in or from British Columbia or any other jurisdiction of Canada will be a distribution subject to the prospectus and registration requirements of applicable Canadian securities laws unless certain conditions are met, which conditions include, among others, a requirement that any certificate representing any shares of Holdings (or ownership statement issued under a direct registration system or other book entry system) bear the restrictive legend (the “BC Legend”) specified in British Columbia Instrument 51-509 (“BCI 51-509”) or the restrictive legend (the “CSA Legend”) specified in National Instrument 45-102 (“NI 45-102”);

               (iii) Lender undertakes not to trade or resell any of shares of Holdings in or from Canada unless the trade or resale is made in accordance with BCI 51-509 or NI 45-102, as applicable;

               (iv) Lender, as a consequence of the representations and warranties made by Lender in this Agreement, will have directed Holdings not to include the BC Legend or the CSA Legend on any certificates representing any shares of Holdings which may be issued to Lender. As a consequence, Lender will not be able to rely on the resale provisions of BCI 51-509 or NI 45-102, and any subsequent trade in any of shares of Holdings in or from British Columbia or any other jurisdiction of Canada will be a distribution subject to the prospectus and registration requirements of applicable Canadian securities laws; and

               (v) if Lender wishes to trade or resell any of shares of Holdings in or from British Columbia or any other jurisdiction of Canada, Lender agrees and undertakes to return, prior to any such trade or resale, any certificate representing any shares of Holdings to the transfer agent of Holdings to have the BC Legend or the CSA Legend, as applicable, imprinted on such certificate or to instruct the transfer agent of Holdings to include the BC Legend or the CSA Legend, as applicable on any ownership statement issued under a direct registration system or other book entry system.

SECTION 3 CONDITIONS TO CLOSING AND ADVANCES

     3.1 Conditions to Closing. Closing under this Agreement is subject to the satisfaction or express waiver by Lender of the following conditions precedent (all instruments, documents and agreements to be in form and substance satisfactory to Lender and Lender’s counsel):

          (A) Closing Deliveries. Lender shall have received each of the following instruments, agreements, certificates and other documents:

               (i) Notes. The Notes, executed by Borrower in favor of Lender;

               (ii) Warrant. The Warrant issued by Holdings in favor of Lender;

               (iii) Standstill Agreements. Standstill Agreements, executed by Borrower and each other Person party thereto;

               (iv) Perfection Certificate. A Perfection Certificate from Borrower and Guarantor, substantially in the form attached as Exhibit B attached hereto;

               (v) Loan Documents. All other Loan Documents executed by Borrower or any Guarantors, as applicable.

               (vi) Organizational Documents. A copy of Borrower’s and each Guarantor’s (i) organization documents, certified as of a recent date by Borrower’s and each Guarantor’s corporate secretary (or other appropriate officer), and (ii) bylaws, partnership agreement or operation agreement, as applicable, certified as of a recent date by Borrower’s and each Guarantor’s corporate secretary (or other appropriate officer); together with certificates of good standing existence or fact in Borrower’s and each Guarantor’s state of organization and in each jurisdiction in which Borrower and each Guarantor is qualified to do business, each dated within 30 days from the date of this Agreement;

               (vii) Authorization Documents. A certified copy of resolutions of Borrower’s and each Guarantor’s board of directors authorizing the execution, delivery and performance of the Notes, this Agreement and all other Loan Documents, the pledge of the Collateral to Lender as security for the Advances made and other Obligations incurred hereunder and the borrowing evidenced by the Notes and designating the appropriate officers to execute and deliver the Loan Documents;

               (viii) Incumbency Certificates. A certificate of Borrower’s and each Guarantor’s corporate secretary (or other appropriate officer) as to the incumbency and signatures of officers of Borrower and such Guarantor signing this Agreement, the Notes and other Loan Documents;

               (ix) Opinion of Counsel. Lender shall have received written opinions of Borrower’s and Guarantors’ counsel addressed to Lender and covering such matters as Lender shall determine in its sole discretion;

               (x) Officer’s Certificate. A certificate, dated the date of this Agreement, signed by the President of Borrower, to the effect that (i) all representations and warranties set forth in this Agreement are true and correct as of the date hereof and (ii) no Default or Event of Default hereunder has occurred, Borrower’s corporate seal being affixed to such certificate and Borrower’s corporate secretary attesting thereto;

               (xi) Insurance Certificates. Insurance certificates and endorsements, as requested by Lender, naming Lender as lender’s loss payee” under all casualty policies of Borrower and “additional insured” under all liability policies of Borrower;

               (xii) Deposit Account Control Agreements. A deposit account control agreement, executed by and among Lender, Borrower and any bank at which a Blocked Account is maintained by Borrower; and

               (xiii) Other Documents. All other agreements, notes, instruments, certificates, orders, authorizations, financing statements, mortgages or other documents which Lender may request.

          (B) Security Interests; Pledge. Lender shall have received satisfactory evidence that all security interests and Liens granted to Lender pursuant to this Agreement or the other Loan Documents have been duly perfected and constitute valid Liens on the Collateral, with priority over all other Liens, subject only to Permitted Encumbrances. Without limiting the generality of the foregoing:

               (i) Pledgors shall have pledged and collaterally assigned to Lender the Pledged Collateral pursuant to a Pledge Agreement; and

               (ii) each Guarantor shall have executed and delivered all Guarantor Security Documents required by Lender and its counsel (each such document to be in form and substance satisfactory to Lender) in order to create and grant Liens in favor of Lender on substantially all of such Guarantor’s property and all appropriate public filings or registrations of or related to such Guarantor Security Documents and/or the Liens created and granted thereunder have been made.

          (C) Representations and Warranties. After giving effect to the Transactions, the representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete on and as of the Closing Date to the same extent as though made on and as of that date, except for any representation or warranty limited by its terms to a specific date.

          (D) Fees and Expenses. Borrower shall have paid the fees and other amounts payable on the Closing Date referred to in Section 2.5, Section 8.4, and all out of pocket expenses incurred by Lender in connection with the analysis, negotiation, document preparation, due diligence and closing of this Agreement and all related agreements and the Transactions described below.

          (E) No Default. After giving effect to the Transactions, no event shall have occurred and be continuing or would result from the consummation of the requested borrowing that would constitute an Event of Default or a Default.

          (F) Performance of Agreements. Borrower and each Guarantor hall have performed all agreements and satisfied all conditions which any Loan Document provides shall be performed by it on or before the Closing Date.

          (G) No Prohibition. No order, judgment, injunction or decree of any Governmental Authority shall purport to enjoin or restrain Lender from advancing or Borrower from borrowing the Loan or to enjoin or restrain Lender or Borrower or any Guarantor from entering into, consummating the transactions contemplated by and/or incurring their respective duties and obligations (including in the case of Borrower the Obligations) hereunder or under any other Loan Document.

          (H) No Material Adverse Effect. Lender shall have received evidence reasonably satisfactory to it that nothing has occurred since January 31, 2011, which is reasonably likely to have a Material Adverse Effect.

          (I) No Litigation. There shall not be pending or, to the knowledge of Borrower or any Guarantor, threatened, any action charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration by, against or affecting Borrower or any Guarantor or any property of Borrower or any Guarantor that challenges, threatens or seeks to invalidate the Transactions, or any portion thereof, or this Agreement or that has not been disclosed by Borrower and Guarantor in Schedule 3.1(I), and there shall have occurred no development in any such action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration that, in the opinion of Lender, could reasonably be expected to have a Material Adverse Effect.

          (J) Searches. Lender shall have received UCC, tax, judgment and litigation searches against Borrower and the Guarantors in those offices and jurisdictions as Lender shall reasonably request which shall show that no financing statement, liens, or assignments or other filings have been filed or remain in effect against Borrower and the Guarantors or any Collateral or Pledged Collateral except for those Liens (other than Permitted Encumbrances), financing statements, assignments or other filings with respect to which the secured party or existing lender (i) has delivered to Lender Uniform Commercial Code termination statements or other documentation evidencing the termination of its Liens and security interests in Collateral or Pledged Collateral, (ii) has agreed in writing to release or terminate its Lien and security interest in Collateral or Pledged Collateral upon receipt of proceeds of the Advances or (iii) has delivered a Standstill Agreement to Lender with respect to its Lien and security interest in the Collateral or Pledged Collateral, all in a form and substance satisfactory to Lender in its sole discretion.

     3.2 Conditions for Future Advances. The making of Revolving Advances under the Revolving Credit Facility in any form following the Closing Date is subject to the following conditions precedent (all instruments, documents and agreements to be in form and substance satisfactory to Lender and its counsel) following the Closing Date:

          (A) Effectiveness of Agreements. This Agreement and each of the other Loan Documents shall be effective;

          (B) No Material Adverse Effect. No event or condition shall have occurred, or would result from the making of any requested Advance, which is reasonably likely to have a Material Adverse Effect;

          (C) No Default. No Default or Event of Default then exists or after giving effect to the making of the Advance would exist;

          (D) Compliance. Each Advance is within and complies with the terms and conditions of this Agreement;

          (E) No Liens. No Lien (other than a Permitted Encumbrance) exists with respect to any asset or property of Borrower;

          (F) Representations and Warranties. Each representation and warranty set forth in Section 4 and any other Loan Document in effect at such time (as amended or modified from time to time) is then true and correct in all material respects as if made on and as of such date except to the extent such representations and warranties are made only as of a specific earlier date;

          (G) Deposit Revolving Advances. With respect to Revolving Advances consisting of Deposit Revolving Advances, Borrower shall deliver to Lender a copy of the Eligible Purchase Order and an invoice from the Supplier indicating the deposit amount; and

          (H) Balance Revolving Advances. With respect to Revolving Advances consisting of Balance Revolving Advances, Borrower shall deliver to Lender evidence from Supplier that the Inventory is ready to be shipped to Borrower and a copy of the final invoice from such Supplier.

SECTION 4 REPRESENTATIONS AND WARRANTIES

     To induce Lender to enter into this Agreement, Borrower hereby represents and warrants to Lender that the following statements are true, correct and complete in each case after giving effect to the Transactions. Such representations and warranties, and all other representations and warranties made by Borrower, herein or in the other Loan Documents, shall survive the execution and delivery of this Agreement and the closing contemplated hereby:

     4.1 Organization, Powers, Capitalization.

          (A) Organization and Powers. Borrower, any Guarantor and each Subsidiary is an entity of the type indicated on Schedule 4.7 that is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization as indicated on such Schedule 4.7, and is not and does not purport to be organized under the Laws of any other or additional jurisdiction, and each Borrower, any Guarantor or any Subsidiary is registered with and/or qualified to do business and in good standing in each other jurisdiction where the nature of Borrower’s, such Guarantor’s or such Subsidiary’s business or property would require Borrower, such Guarantor or such Subsidiary to register with and/or qualify to do business in such jurisdiction, except where failure to be so qualified in any such jurisdiction(s) (individually or cumulatively) is not reasonably likely to have a Material Adverse Effect. Borrower, each Guarantor and each Subsidiary has all requisite power and authority pursuant to the Laws under which it is organized to own and operate its respective properties, to carry on its respective businesses as now conducted and proposed to be conducted.

          (B) Capitalization. Schedule 4.1(B) sets forth as to Borrower all classes or categories of the Capital Stock of Borrower provided for under its Organizational Documents as of the date hereof and the total amounts of all such Capital Stock authorized to be issued and issued under each such class or category as of the date hereof. All outstanding shares and interests of Capital Stock of Borrower have been and are duly authorized and validly issued, fully paid, non-assessable, and such shares of Capital Stock were issued in compliance with all applicable federal, state and local laws concerning the issuance of securities. All of the Capital Stock of Borrower is free and clear of all Liens. No Capital Stock of Borrower, other than that described on Schedule 4.1(B) is issued and outstanding. There are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition of any Capital Stock from Borrower except as set forth on Schedule 4.1(B).

     4.2 Authorization of Borrowing; No Conflict. Borrower has all requisite power and authority pursuant to all applicable Laws under which it is organized to enter into, execute and deliver, and perform all of its Obligations under each Loan Document to which it is a party, and to incur the Obligations and grant security interests in the Collateral in each case as provided for in the Loan Documents. The execution, delivery and performance by Borrower of the Loan Documents it which it is a party have been duly authorized by all requisite entity action on the part of Borrower and any applicable board or directors, and no further actions or consents by or from any holder of any Capital Stock of Borrower are required pursuant to any Organizational Documents of Borrower. The execution, delivery and performance by Borrower of the Loan Documents to which it is a party and the consummation of the transactions contemplated by each such Loan Document does not conflict with, contravene, violate, or constitute a default or breach (immediately or upon the passage of time or the giving of any notice or both), or result in the creation of any security interest or lien upon any property or asset of Borrower, under (1) any Organizational Document of Borrower, (2) any applicable Laws to which Borrower or its property and assets is subject, (3) any material contract, agreement or instrument to which Borrower is a party or by which it or its property and assets is subject, except as set forth on Schedule 4.2 attached hereto, or (4) any judgment, order, injunction or decree issued by any Governmental Authority with respect to Borrower or its property or assets. This Agreement and each other Loan Document, including the Notes, have been duly executed and delivered by Borrower, and each such Loan Document is, and will be, the legally valid and binding obligation of each Borrower, enforceable against Borrower in accordance with their respective terms except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium or other similar Laws affecting the enforcement of creditors rights generally and subject to any equitable principles limiting the right to obtain specific performance of any such obligation.

     4.3 Financial Condition.

          (A) Accuracy of Financial Statements. Subject to the provisions of paragraph (C) of this Section 4.3 regarding the Pro Forma which have been or will hereafter be furnished by Borrower to Lender hereunder, all financial statements concerning Borrower and Holdings which have been or will hereafter be furnished by Borrower to Lender pursuant to this Agreement (i) have been, or will be, prepared in accordance with GAAP and past practices consistently applied throughout the periods involved (except as disclosed therein); (ii) do, or will, present fairly, the financial condition of Borrower and Holdings as at the dates thereof and the results of their operations for the periods then ended; and (iii) do, or will, accurately reflect the financial condition of Borrower and Holdings in all respects.

          (B) No Material Adverse Change. Since October 31, 2010 no event, development or circumstance has occurred which has had, or is reasonably likely to have, a Material Adverse Effect.

          (C) Accuracy of Pro Forma. The Pro Forma was prepared by Borrower based on the audited annual consolidated balance sheet of Holdings and its consolidated Subsidiaries for the fiscal year ended October 31, 2010 and the management prepared financial statements for the fiscal quarter ended January 31, 2011. The Pro Forma has been prepared in good faith on the basis of (i) assumptions, methods, and tests which are reasonably believed by Borrower to have been reasonable at the time made and (ii) information reasonably believed by Borrower to have been accurate based upon the information available to Borrower at the time the Pro Forma was furnished to Lender.

          (D) Restatement of Representations for Future Financial Statements. Each delivery of any financial statements by Borrower to Lender hereunder shall be deemed to constitute a representation and warranty by Borrower as of the date of such delivery that (i) all of the representations and warranties regarding financial statements provided for in paragraph (A) of this Section 4.3 are true and correct as of such date with respect to such financial statements and (ii) no event, development or circumstance has occurred which has had, or is reasonably likely to have, a Material Adverse Effect since October 31, 2010.

     4.4 Indebtedness and Liabilities. As of the Closing Date, Borrower has no (a) Indebtedness except as (i) reflected on the Pro Forma and the most recent Financial Statements delivered to Lender and (ii) as listed on Schedule 6.1 or as otherwise permitted under Section 6.1; or (b) Liabilities other than as reflected on the Pro Forma, the most recent Financial Statements or other written information delivered to Lender on or before the Closing Date or as incurred in the ordinary course of business following the date of the most recent Financial Statements delivered to Lender.

     4.5 Account Warranties. As to each Financed Account of Borrower, at the time of its creation, (a) such Financed Account is a valid, bona fide account, representing an undisputed indebtedness incurred by the named Financed Account Debtor for goods actually sold and delivered or for services completely rendered; (b) such Financed Account is due and payable in accordance with its terms, no agreement exists permitting any deduction or discount (other than any discount stated on the invoice) with respect to such Financed Account and there are no setoffs, offsets or counterclaims, genuine or otherwise, against such Financed Account (all of the foregoing subject to the customary prompt payment discounts, standard warranty policies and promotional payment arrangements between Borrower and the applicable Financed Account Debtor, all of the foregoing as applied in the ordinary course of business of Borrower in accordance with its past practices); (c) except as disclosed in writing to Lender, such Financed Account does not represent a sale to an Affiliate or a consignment, sale or return, or a bill and hold transaction; (d) Borrower is the lawful owners of such Financed Account and has the right to assign the same to Lender; (e) such Financed Account is free of all Liens; and (f) to the knowledge of Borrower, the Financed Account Debtor with respect to such Financed Account is not subject to any voluntary or involuntary proceedings under the Bankruptcy Code or any other bankruptcy, receivership or insolvency law and there are no proceedings or actions threatened or pending against such Financed Account Debtor that is reasonably likely to have a material adverse effect on the ability of such Financed Account Debtor to satisfy its obligation with respect to such Financed Account or on such Financed Account Debtor’s general business, assets and financial condition.

     4.6 Names, Entity Changes. Schedule 4.6 sets forth the exact legal name of Borrower and each Guarantor as set forth in its articles or certificate of incorporation, organization or formation as currently in effect and on record with its jurisdiction of organization and all other names, trade names, fictitious names and business names under which Borrower and each Guarantor currently conducts business or has at any time during the past five years conducted business. Except as set forth on Schedule 4.6, during the past five (5) years, neither Borrower nor any Guarantor has (a) been the surviving entity of a merger or consolidation or acquired all or substantially all of the assets of any Person (or of any business or division of any Person), or (b) been organized under the laws of any jurisdiction other than or in addition to the jurisdiction of organization set forth for Borrower or any Guarantor on Schedule 4.6.

     4.7 Jurisdictions; Locations; FEIN. Schedule 4.7 sets forth as to Borrower and each Guarantor: (a) the jurisdiction of organization of Borrower and each Guarantor and each other jurisdiction in which Borrower and each Guarantor is registered and/or qualified to do business, (b) the location of Borrower’s and each Guarantor’s chief executive office and principal place of business, (c) the location of each additional office(s) other than such chief executive office and principal place of business where Borrower’s and each Guarantor’s books and Records are kept (including any books and Records regarding Accounts), and (d) the location of all other offices or business locations of Borrower and each Guarantor and all Collateral locations, including all such locations owned by Borrower and each Guarantor, all such locations leased and operated by Borrower and each Guarantor, and all such locations operated by a third party (including any public warehouse, any consignment location, any locations where any of the Collateral is held for processing and any other bailee location at which any of the Collateral is located), and such locations as so set forth on Schedule 4.7 are the only locations for the businesses and the Collateral of each Borrower and each Guarantor. Schedule 4.7 also indicates as to Borrower and each Guarantor whether during the past five years, Borrower or any each Guarantor had maintained any additional chief executive office and principal place of business, location(s) for books and Records, or other business or Collateral locations (excluding any such prior location that was not a chief executive office and principal place of business, location at which books and Records were stored nor a location at which any tangible Collateral other than Inventory was kept). Borrower’s and each Guarantor’s federal employer identification numbers and entity identification numbers in its state of incorporation or formation (as applicable) is set forth on Schedule 4.7. Schedule 4.7 also indicates as to Borrower and each Guarantor whether Borrower and each Guarantor is the owner of any fee interest in any real property, and, if so, sets forth a list of each such real property location with the formal legal description of each such real property location attached as an exhibit to such Schedule 4.7.

     4.8 Title to Properties; Liens. Borrower has good, sufficient and legal title to all of its respective properties and assets. Except for applicable Permitted Encumbrances, all such properties and assets are free and clear of Liens. There are no actual, threatened or alleged defaults with respect to any leases of real property under which Borrower is lessee or lessor which is reasonably likely to have a Material Adverse Effect.

     4.9 Litigation; Adverse Facts. Except as set forth on Schedule 4.9, there are no judgments outstanding against Borrower or affecting any property of Borrower nor is there any action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration now pending, or, to the knowledge of Borrower, threatened, against or affecting Borrower, or the property of Borrower, and no such action, etc. (either individually or collectively) is reasonably likely to have a Material Adverse Effect if determined adversely to Borrower. Borrower has not received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed to any liability which is reasonably likely to have a Material Adverse Effect.

     4.10 Payment of Taxes. Except as set forth on Schedule 4.10, all tax returns and reports of Borrower required to be filed by them have been timely filed, and all Taxes upon each Borrower and upon its properties, assets, income and franchises which are shown on such returns as due and payable, have been paid (together with any and all interest or penalties thereon if any such Taxes were not paid when due). As of the Closing Date, none of the income tax returns of Borrower is under audit. No tax liens of any kind or nature have been filed or are being asserted in any jurisdiction or pursuant to any proceedings with respect to Borrower or any of its respective properties or assets. The charges, accruals and reserves on the books of Borrower in respect of any Taxes or other governmental charges are in accordance with GAAP.

     4.11 Performance of Agreements. Borrower is not in default or breach of the performance, observance or fulfillment of any of the obligations, duties, covenants or conditions contained in any contractual obligation of any such Person, and no other condition exists that would allow the other party to any such contractual obligations to terminate or cancel such contract, in any such case with respect to any contract of Borrower, the termination or cancellation of which, or non-renewal of which on substantially similar terms, is reasonably likely to have a Material Adverse Effect.

     4.12 Employee Benefit Plans. Each member of the ERISA Affiliate Group is in compliance in all material respects with all applicable provisions of ERISA, the IRC and all other applicable Laws and the regulations and interpretations thereof with respect to all Employee Benefit Plans. Each Employee Benefit Plan which is intended to be a qualified plan under Section 401(a) of the IRC as currently in effect has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the IRC and the trust related thereto is exempt from federal income tax under Section 501(a) of the IRC. No liability which could reasonably be expected to have a Material Adverse Effect has been incurred and remains unsatisfied for any funding obligation, taxes or penalties with respect to any Employee Benefit Plan.

     4.13 Intellectual Property. Borrower owns, is licensed to use, or otherwise has the right to use, all Intellectual Property used in or necessary for the conduct of its business as currently conducted. Schedule 4.13 sets forth as to Borrower: (a) all Intellectual Property of Borrower that is registered and/or filed with and/or issued by any Governmental Authority (specifically including the United States Patent and Trademark Office and the United States Copyright Office and any equivalent office of any foreign Governmental Authority), (b) any license of any such owned Intellectual Property described in the preceding clause (a) to which Borrower is party as the licensor (including the title and date of such license, the name and address of the licensee and the registered Intellectual Property subject thereto), (c) any license for any Intellectual Property owned by any third party Person that is registered and/or filed with and/or issued by any Governmental Authority to which Borrower is party as a licensee (including the title and date of such license, the name and address of the licensor and the registered Intellectual Property of such licensor subject thereto) and (d) any other Intellectual Property that is material to the business of Borrower.

     4.14 Broker’s Fees. Except as set forth on Schedule 4.14, no broker’s or finder’s fee or commissions will be payable by reason of any action of Borrower with respect to any of the transactions contemplated hereby. Borrower and each Guarantor shall jointly and severally indemnify, defend and hold harmless Lender with respect to any claim or demand or asserted claim or demand (together with all costs and expenses of Lender in respect thereof or in defending the same) of any kind or nature made at any time by any broker or finder listed on Schedule 4.14 or otherwise in regard to the Transactions.

     4.15 Environmental Compliance. Borrower has been issued by the applicable Governmental Authorities all required federal, state, territorial, provincial, local and foreign licenses, certificates or permits relating to all applicable Environmental Laws necessary to the operations of the business and properties of Borrower and the ownership by Borrower of its properties and assets, all of which such licenses, certificates or permits are listed on Schedule 4.15 and are in full force and effect and in good standing, and Borrower is not a party to any consent order, consent decree or similar agreement or order voluntarily entered into by Borrower with any applicable Governmental Authority with respect to any Environmental Law except as set forth on Schedule 4.15. Except as set forth on Schedule 4.15, Borrower has been and is currently in compliance in all material respects with all applicable Environmental Laws, specifically including any and all licenses, certificates and permits and any and all consent orders, consent decrees and similar voluntary orders and agreements described in the foregoing sentence. Except as set forth on Schedule 4.15, there are no claims, liabilities, investigations, litigation, administrative proceedings, judgments or orders relating to any Hazardous Materials asserted or, to Borrower’s knowledge, threatened against Borrower or relating to any real property currently or formerly owned, leased or operated by Borrower which is reasonably likely to have a Material Adverse Effect, and Borrower does not have any knowledge of any spill or other release or threatened spill or other release of Hazardous Material at any real property currently or formerly owned, leased or operated by Borrower for which Borrower is legally responsible to remediate under applicable laws or which may be or could result in a material liability.

     4.16 Solvency. Borrower (a) assuming the ability of Borrower to raise future financing, has the ability to meet its liabilities as they mature; and (b) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due.

     4.17 Disclosure. No representation or warranty of Borrower contained in this Agreement, the other Loan Documents, or any other document, certificate or written statement furnished to Lender by or on behalf of Borrower for use in connection with the Loan Documents contains any untrue statement of a material fact, omits or will omit a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. There is no material fact known to Borrower that has had or could reasonably be likely to have a Material Adverse Effect and that has not been fully disclosed herein or in such other documents, certificates and statements furnished to Lender for use in connection with the Transactions contemplated hereby.

     4.18 Insurance. Borrower maintains insurance policies for public liability, property damage for their businesses and properties, product liability, business interruption, workers’ compensation, larceny, embezzlement or other criminal misappropriation insurance of types, and in amounts acceptable to Lender in its sole and absolute discretion and as described on the insurance certificates set forth as Schedule 4.18 hereto; and, as of the Closing Date, no notice of cancellation has been received with respect to such policies and Borrower is in compliance in all material respects with all conditions contained in such policies.

     4.19 Compliance with Laws.

          (A) Borrower is not in violation of any applicable Law or other requirement of any Governmental Authority having jurisdiction over the conduct of its business or the ownership of its properties, including, without limitation, any violation relating to any Environmental Law or the use, release, storage, transport or disposal of any Hazardous Material, which violation(s) would (individually or collectively) subject Borrower or any of its officers to criminal liability or have a Material Adverse Effect, and no notice of any such violation has been received.

          (B) Borrower holds all licenses, permits, approvals, consents and certifications necessary to conduct its business, and all such licenses, permits, approvals, consents and certifications are in full force and effect.

     4.20 Bank Accounts. Schedule 4.20 sets forth the account numbers and locations of all Deposit Accounts, Securities Accounts and Commodity Accounts of Borrower.

     4.21 Subsidiaries and Affiliates. Except as set forth on Schedule 4.21, Holdings and Borrower have no Subsidiaries.

     4.22 Employee Matters. Except as set forth on Schedule 4.22, (a) none of the employees of Borrower are subject or party to any collective bargaining agreement, management agreement or consulting agreement, (b) no petition for certification or union election is pending with respect to any of the employees of Borrower and no union or collective bargaining unit has sought such certification or recognition with respect to of the employees of Borrower and (c) there are no strikes, slowdowns, work stoppages or controversies pending or threatened between Borrower and its employees, other than employee grievances arising in the ordinary course of business which is reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect. Except as set forth on Schedule 4.22, Borrower is not party to any employment contract.

     4.23 Governmental Regulation. Borrower is not subject to regulation under the Investment Company Act of 1940 or to any applicable Law limiting its ability to incur indebtedness for borrowed money.

     4.24 Trade Relations. As of the Closing Date there exists no actual or, to the knowledge of Borrower, threatened, termination or cancellation of, or any material adverse modification or change in the business relationship of Borrower, with any Financed Account Debtor (or group of Financed Account Debtors) or supplier (or group of suppliers) that either individually or in the aggregate are material to its operations.

     4.25 Absence of Defaults. As of the Closing Date, Borrower is not in default under its Organizational Documents, and no event has occurred, which has not been remedied (to the extent expressly permitted hereunder) or waived in writing by Lender, which constitutes a Default or an Event of Default.

SECTION 5 AFFIRMATIVE COVENANTS

     To induce Lender to enter into this Agreement, Borrower hereby covenants and agrees that until indefeasible payment in full in cash and performance in full of all Obligations and the termination of the Loan and this Agreement, Borrower shall perform all covenants in this SECTION 5.

     5.1 Financial Statements and Other Reports. Borrower shall maintain a system of accounting and keep such books, records and accounts (which shall be true and complete in all material respects), as may be required or as may be necessary to permit the performance of an annual audit and the preparation of financial statements in accordance with GAAP and past practices, consistently applied. All financial statements and reports to be delivered hereunder shall be in such form and contain such information as Lender requires from time to time, and may be delivered by facsimile, regular or express mail or by hand, but shall also be delivered in electronic form using the Microsoft Excel.xls format.

          (A) Quarterly Financials. As soon as available and in any event within forty-five (45) days after the end of each quarter of each Fiscal Year, Borrower will deliver the consolidated and consolidating balance sheet of Holdings and its consolidated Subsidiaries, as adjusted in conformity with GAAP, as at the end of such period and the related consolidated and consolidating statements of income, shareholder’s or member’s (as applicable), equity and cash flow for such quarter of such Fiscal Year and for the period from the beginning of the then current Fiscal Year to the end of such quarter of such Fiscal Year. If Holdings file its quarterly report on Form 10-Q for the applicable fiscal quarter and such quarterly report contains the financial statements and reports described above, in a format acceptable to Lender, then Borrower may satisfy their requirements under this Section (A)5.1(A) by delivering a copy of such quarterly report.

          (B) Year-End Financials. In addition to the quarterly financial statements referred to in Section 5.1(A), as soon as available and in any event within ninety (90) days after the end of each Fiscal Year, Borrower will deliver to Lender: (1) the audited consolidated and consolidating balance sheet of Holdings and its consolidated Subsidiaries as at the end of such year and the related consolidated and consolidating statements of income, shareholder’s or member’s (as applicable) equity and cash flow for such Fiscal Year; (2) a schedule of the outstanding Indebtedness of Borrower and Guarantors and their consolidated Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan; (3) a report with respect to the financial statements from a firm of independent certified public accountants selected by Holdings and reasonably acceptable to Lender (it being agreed that as of the date of this Agreement BDO Seidman LP is reasonably acceptable to Lender), which report shall be unqualified as to going concern and scope of audit of Holdings and its consolidated Subsidiaries and shall state that (a) such financial statements present fairly the financial position of Holdings and its consolidated Subsidiaries as at the dates indicated and the results of its operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and (b) that the examination by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and (c) that such accountants acknowledge that Lender is relying on such statements. If Holdings files its annual report on Form 10-K for the applicable Fiscal Year and such annual report contains the financial statements and reports described above, then Borrower may satisfy their requirements under this Section 5.1(B) by delivering a copy of such annual report.

          (C) Accountants’ Certification and Reports. In connection with each annual, interim or special audit or review of the financial statements or financial controls of Holdings made by its independent public accountants (including the audit made in connection with the financial statements required to be delivered under Section 5.1(B) above), (i) Borrower will deliver to Lender promptly upon receipt thereof copies of all reports submitted to Borrower or Holdings by its independent public accountants in connection with each such annual, interim or special audit or review, including the comment letter submitted by such accountants to management or any member or committee of the board of directors of Holdings in connection with such annual, interim or special audit or review, and (ii) Borrower shall deliver to Lender promptly upon Holding’s receipt thereof a certificate, to the effect that, in making the examination necessary for such annual, interim or special audit or review, such accountants have obtained no knowledge of any condition or event which constitutes a Default or Event of Default, or if such accountants shall have obtained knowledge of any such condition or event, specifying in such certificate each such condition or event of which they have knowledge and the nature and status thereof.

          (D) Tax Returns. Within twenty (20) days after filing thereof Borrower shall deliver to Lender a copy of the annual federal (and, if requested by Lender, state or other) tax return (and any amended return) of Borrower certified by the chief financial officer or chief executive officer of Borrower to be accurate and complete in all material respects.

          (E) Government Notices. (a) Borrower will deliver to Lender promptly after receipt copies of all notices, requests, subpoenas, inquiries or other writings received from any governmental agency concerning the violation or alleged violation of any Environmental Laws, the storage, use or disposal of any Hazardous Material, the violation or alleged violation of the Fair Labor Standards Act or Borrower’s payment or non-payment of any taxes including any tax audit; and (b) Borrower will notify Lender promptly after Borrower’s knowledge thereof, of any of the following that affects Borrower or any Guarantor.

          (F) Notification of Events of Default, etc. On the first Business Day following the day any officer of Borrower obtains knowledge of any of the following events or conditions, Borrower shall deliver written notice including a certificate signed by the chief executive officer or president of Borrower specifying the nature and period of existence of such condition or event and what action Borrower has taken, is taking, and proposes to take, with respect thereto: (1) any condition, circumstance or event that constitutes an Event of Default or Default; (2) any default or breach by Borrower of the performance, observance or fulfillment of any of the obligations, duties, covenants or conditions contained in any contractual obligation of Borrower, or the occurrence of any condition or event that would allow the other party to any such contractual obligations to terminate or cancel such contract, or the receipt by Borrower of any notice from any such counterpart under any such contractual obligation claiming that any such default or material condition or event has occurred, in any such case with respect to any contract of Borrower the termination or cancellation of which, or non-renewal of which on substantially similar terms, is reasonably likely to have a Material Adverse Effect; (3) any condition, circumstance or event which has had or is reasonably likely to have a Material Adverse Effect; or (4) the resignation or termination of the chief financial officer or the controller of Borrower or Holdings (or any officer(s) or employee(s) of Borrower or Holdings performing the duties and functions commonly performed by a chief financial officer and a controller) or the head(s) of operations and sales of Borrower, or if any such person shall leave his or her office for whatever reason or ceases to exercise the rights and duties of such office. With respect to the foregoing clause (4), in addition to giving written notice as provided for above, Borrower shall also provide notice to Lender via e-mail and telephone to one of the managing partners of Lender of such occurrence by the end of the first Business Day following the day any officer of Borrower obtains knowledge of any such event described in clause (4).

          (G) Trade Names. Borrower will give Lender at least thirty (30) days advance written notice of any new trade name or fictitious business name. Borrower’s use of any trade name or fictitious business name will be in compliance with all laws regarding the use of such names.

          (H) Locations. Borrower will give Lender at least thirty (30) days advance written notice of any change in Borrower’s address or of any new location for its books and records or the Collateral (including any such new Collateral location operated by a third party (and specifically including any public warehouse, any consignment location, any locations where any of the Collateral is to be held for processing and any other bailee location at which any of the Collateral is to be located)). With respect to any such new location (which, with respect to Borrower, in any event shall be within the continental United States), Borrower will execute such documents and take such actions as Lender deems necessary to perfect and protect the security interests of Lender in the Collateral prior to the transfer or removal of any Collateral to such new location.

          (I) Deposit Accounts, Securities Accounts and Commodity Accounts.

               (i) Borrower will give Lender at least ten (10) Business Days prior notice of any new Deposit Account, Securities Account or Commodity Account Borrower intends to establish prior to their opening same, and, without limiting the generality of or contradicting anything set forth in Section 2.8(A), if required by Lender, will prior to or concurrently with the opening of same provide Lender with “control” (as defined in Articles 8 and/or 9 of the UCC with respect to each applicable item or type of Collateral) with respect to such Deposit Account, Securities Account or Commodity Account, including if applicable causing such Deposit Account, Securities Account or Commodity Account to be subject to a control agreement in favor of Lender.

               (ii) Borrower will cause copies of all bank statements with respect to all accounts of every kind to be provided to Lender contemporaneously with their being provided to Borrower.

          (J) Certified Public Accountants. Within three (3) Business Days of the resignation or termination of Holdings’ current certified public accountants, or any certified public accountants hereafter engaged by Holdings, Borrower shall notify Lender in writing of such occurrence and the reason(s) therefor.

          (K) Litigation. Within three (3) Business Days after Borrower obtains knowledge of (1) the institution of any action, suit, proceeding, governmental investigation or arbitration against or affecting Borrower or any property of Borrower not previously disclosed by Borrower to Lender in writing or (2) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting Borrower or any property of Borrower, which is reasonably likely to have a Material Adverse Effect, Borrower will give written notice thereof to Lender and provide such other information as may be reasonably available to them to enable Lender and its counsel to evaluate such matter.

          (L) Other Information. With reasonable promptness, Borrower shall deliver such other information and data as may be available to and not legally prohibited from disclosure by Borrower with respect to Borrower, any of the property or assets of Borrower or Collateral as Lender may reasonably request from time to time.

     5.2 Access to Accountants. Borrower hereby irrevocably authorize and request and instruct all accountants and auditors employed by Borrower or Holdings at any time to exhibit and deliver to Lender upon Lender’s request copies of any of the financial statements, trial balances or other accounting records or reports of any sort of Borrower or Holdings in the accountant’s or auditor’s possession (other than work papers or other proprietary information of such accountants or auditors), and to disclose to Lender any information such accountants or auditors may have concerning the financial status and business operations of Borrower. Borrower hereby authorize all Governmental Authorities to furnish Lender with copies of any reports or examinations requested by Lender relating to Borrower. Notwithstanding the foregoing, Lender will attempt to obtain such information or material directly from Borrower prior to requesting any such information from any such Governmental Authorities.

     5.3 Inspection. Borrower shall at Borrower’s cost and expense, upon prior reasonable notice, permit Lender and any authorized representatives designated by Lender to visit and inspect any of the properties, business locations, Collateral locations and books and records of Borrower, including its financial and accounting records, and in conjunction with such inspection, to audit Borrower’s books and records and make copies and take extracts therefrom, and to discuss its affairs, finances and business with its officers and independent public accountants, at such reasonable times during normal business hours; provided that, prior to the occurrence of an Event of Default, Borrower shall not be obligated to pay the costs and expenses for more than two (2) such visits and inspections.

     5.4 Collateral Records. Borrower shall, keep full and accurate books and records relating to the Collateral and, promptly after being requested by Lender, shall mark such books and records to indicate Lender’s security interests in the Collateral.

     5.5 Account Covenants; Verification. Borrower shall, at its own expense, use its best efforts to assure prompt payment of all amounts due or to become due under its Accounts. No discounts, credits or allowances (other than normal prompt payment discounts and customer promotional arrangements discounts) will be issued, granted or allowed by Borrower to Financed Account Debtors. Borrower will promptly notify Lender in the event that any Financed Account Debtor(s) allege(s) any material dispute or claim with respect to a Financed Account or Financed Accounts in excess of Fifty Thousand Dollars ($50,000) in the aggregate or of any other circumstances known to Borrower that may impair, in any material respect, the validity or collectibility of the Financed Accounts so as to cause a Material Adverse Effect. Lender shall have the right, at any time or times hereafter, to verify the validity, amount or any other matter relating to a Financed Account, by mail, telephone or in person. After the occurrence and during the continuance of an Event of Default, Borrower shall not, without the prior consent of Lender, adjust, settle or compromise the amount or payment of any Financed Account, or release wholly or partly any Financed Account Debtor or obligor thereof, or allow any credit or discount thereon.

     5.6 Corporate Existence. Borrower shall, at all times preserve and keep in full force and effect its existence as a legal entity and all rights and franchises material to its businesses. Borrower shall promptly notify Lender of any change in the ownership or corporate structure of Borrower, provided that this requirement of notice shall not in any way or under any circumstances be deemed to permit (and no such giving of notice shall cure or otherwise prevent the occurrence of any Event of Default resulting from) any such change in the ownership or corporate structure of Borrower that is otherwise prohibited or restricted hereunder or under any other Loan Document.

     5.7 Payment of Taxes. Borrower shall, pay all Taxes imposed upon them or any of its properties or assets or with respect to any of its franchises, businesses, income or property before any penalty accrues thereon provided that no such tax need be paid if Borrower are Properly Contesting the same.

     5.8 Maintenance of Properties; Insurance. Borrower shall, maintain or cause to be maintained in good repair, working order and condition, normal wear and tear excepted, all properties used in the businesses of Borrower, and will make or cause to be made all appropriate repairs, renewals and replacements thereof, and will protect and preserve all material registered or registrable Intellectual Property (now or hereafter existing). Borrower shall, maintain or cause to be maintained, with financially sound and reputable insurers, public liability and property damage insurance with respect to their businesses and properties against loss or damage of the kinds customarily carried or maintained by corporations of established reputation engaged in similar businesses and in amounts reasonably acceptable to Lender. Borrower shall, cause Lender to be named as “lender’s loss payee” on all insurance policies relating to any Collateral and as “additional insured” under all liability policies, in each case pursuant to appropriate endorsements in form and substance reasonably satisfactory to Lender and shall, collaterally assign to Lender as security for the payment of the Obligations all business interruption insurance of Borrower. Unless otherwise agreed to in writing by Lender in its sole and absolute discretion, any Net Cash Proceeds received from any policies of insurance relating to any Casualty Event relating to the Collateral or any other assets and properties of Borrower shall be applied in accordance with Section 2.6(A) in the absence of an Event of Default or Section 7.3 upon the occurrence and during the continuance of an Event of Default.

     5.9 Compliance with Laws. Borrower shall, comply in all material respects with the requirements of all applicable Laws, including all such applicable Laws as now in effect and which may be imposed in the future in all jurisdictions in which Borrower is now doing business or may hereafter be doing business.

     5.10 Further Assurances. Without limiting the generality of or contradicting anything set forth in Section 2.8(A), Borrower shall, from time to time, execute such financing or continuation statements, security agreements, reports and other documents or deliver to Lender such instruments, certificates of title or other documents as Lender at any time may reasonably request to evidence, perfect or otherwise implement security for repayment of the Obligations.

     5.11 Collateral Locations. Borrower shall keep the Collateral (other than in-transit Collateral) at the locations specified on Schedule 4.7 (or any location of which Borrower has given written notice to Lender in accordance with Section 5.1(H) since the last time Borrower shall have delivered to Lender Schedule 4.7 or any update thereto).

     5.12 Landlords and Bailees. If any Collateral is at any time in the possession or control of any landlord, warehouseman, consignee, bailee or any of Borrower’s agents or processors, Borrower shall, upon the request of Lender, notify such landlord, warehouseman, bailee, agent or processor of the security interests in favor of Lender created hereby, shall instruct such Person to hold all such Collateral for Lender’s account subject to Lender’s instructions and shall cause such Person to execute an access and waiver agreement acceptable to Lender.

     5.13 Use of Proceeds and Margin Security. Borrower shall use the proceeds of all Loans for proper business purposes in accordance with Section 2.2 consistent with all applicable laws, statutes, rules and regulations. No portion of the proceeds of any Loan shall be used by Borrower for the purpose of purchasing or carrying of margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time, or in any manner that might cause the borrowing or the application of such proceeds to violate Regulation T or X of the Board of Governors of the Federal Reserve System as in effect from time to time, or any other regulation of the Board of Governors of the Federal Reserve System as in effect from time to time, or to violate the Exchange Act.

     5.14 Revisions or Updates to Schedules. Should any of the information or disclosures provided on any of the Schedules originally attached hereto become outdated or incorrect in any material respect, Borrower shall deliver to Lender such revisions or updates to such Schedule(s) as may be necessary or appropriate to update or correct such Schedule(s); provided that no such revisions or updates to any Schedule(s) shall be deemed to have amended, modified or superseded such Schedule(s) as originally attached hereto, or to have cured any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule(s), unless and until Lender, in the exercise of its reasonable credit judgment, shall have accepted in writing such revisions or updates to such Schedule(s). Each representation and warranty contained in this Agreement and the other Loan Documents shall be continuous in nature and shall remain accurate, complete and not misleading in all material respects at all times during the term of this Agreement, except for revisions or updates to any Schedule(s) approved by Lender pursuant to the preceding sentence and such changes in the circumstances of Borrower that are expressly permitted under this Agreement.

     5.15 Accuracy of Information. All written information, reports, statements and other papers and data furnished to Lender, whether pursuant to this Section 5 or any other provision of this Agreement or of any other Loan Document, shall be, at the time the same is so furnished, complete and correct in all material respects (subject to the provisions regarding the Pro Forma set forth in Section 4.3(C)) to the extent necessary to give Lender true and accurate knowledge of the subject matter thereof, and shall not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made.

     5.16 Delivery of Certain Collateral; Requirements to Give Notice of Future Acquisition of Certain Collateral. Without limiting the generality of or contradicting anything set forth in Section 2.8(A), Borrower hereby represents, warrants and covenants as follows:

               (i) Schedule 5.17(i) sets forth all of the Chattel Paper (both Tangible Chattel Paper and Electronic Chattel Paper), Instruments, and Documents owned by Borrower or in which Borrower has any rights, and Borrower shall hereafter give prompt written notice to Lender of the future acquisition by Borrower of any rights in any such Chattel Paper (both Tangible Chattel Paper and Electronic Chattel Paper), Instruments and Documents. Upon reasonable request of Lender, and in any event upon the occurrence of any Event of Default, Borrower shall deliver to Lender all Tangible Chattel Paper and all Instruments and Documents owned by Borrower duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Lender. Upon request of Lender, and in any event upon the occurrence of any Event of Default, Borrower shall provide Lender with “control” (as defined in Article 9 of the UCC) of all Electronic Chattel Paper owned by Borrower by having Lender identified as the assignee on the records pertaining to the single authoritative copy thereof and otherwise complying with the applicable elements of control set forth in the UCC. Upon reasonable request of Lender, and in any event upon the occurrence of any Event of Default, Borrower also shall deliver to Lender all security agreements securing any such Chattel Paper and securing any such Instruments. Borrower will mark conspicuously all such Chattel Paper and all such Instruments and Documents with a legend, in form and substance satisfactory to Lender, indicating that such Chattel Paper and such Instruments and Documents are subject to the Liens in favor of Lender created pursuant to this Agreement and the other Loan Documents.

               (ii) Schedule 5.17(ii) sets forth all of the Investment Property, Securities (both Certificated Securities and Uncertificated Securities), Securities Entitlements, Financial Assets and Commodity Contracts (other than any Securities Accounts or Commodities Accounts (and any Securities, Securities Entitlements, Financial Assets and Commodity Contracts held therein) owned by Borrower. Borrower shall hereafter give prompt written notice to Lender of the future acquisition by Borrower of any such Investment Property, Securities, Securities Entitlements, Financial Assets and Commodity Contracts. Upon request of Lender, and in any event upon the occurrence of any Event of Default, Borrower shall provide Lender with “control” (as defined in Article 9 and/or Article 8 (as applicable) of the UCC) of all such Investment Property, Securities, Securities Entitlements, Financial Assets and Commodity Contracts.

               (iii) Schedule 5.17(iii) sets forth all of the letters of credit with an amount available for future drawing thereunder as of the date hereof of at least $100,000 on which Borrower is the beneficiary and which give rise to Letter-of-Credit Rights owned by Borrower, and Borrower shall hereafter give prompt written notice to Lender of the future acquisition by Borrower of any such Letter-of-Credit Rights and/or Borrower being named beneficiary of or otherwise receiving any such letter of credit. Upon request of Lender, and in any event upon the occurrence of any Event of Default, Borrower shall deliver to Lender all such letters of credit on which Borrower is the beneficiary and which give rise to such Letter-of-Credit Rights owned by Borrower, in each case duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Lender and also shall take any and all other actions as may be necessary or desirable, or that Lender may request, from time to time, to cause Lender to obtain exclusive “control” (as defined in Article 9 of the UCC) of any such letters of credit and related Letter-of-Credit Rights in a manner acceptable to Lender.

               (iv) Schedule 5.17(iv) sets forth all of the Commercial Tort Claims in which Borrower has any rights or interest on the date hereof, including descriptions of the events and circumstances giving rise to each such Commercial Tort Claim and the dates such events and circumstances occurred, the potential defendants with respect each such Commercial Tort Claim and any court proceedings that have been instituted with respect to each such Commercial Tort Claim. Borrower shall promptly give written notice to Lender upon Borrower becoming aware that it has any rights or interests in any Commercial Tort Claim, which such notice shall include all of the information with respect to such Commercial Tort Claim that would have been required to be provided on Schedule 5.17(iv), and Borrower shall, with respect to any such Commercial Tort Claim, execute and deliver to Lender such documents as Lender shall request to perfect, preserve or protect the Liens, rights and remedies of Lender with respect to any such Commercial Tort Claim.

               (v) Upon request of Lender, Borrower shall promptly deliver to Lender any and all certificates of title, applications for title or similar evidence of ownership of all tangible Collateral which, under the provisions of Article 9 of the UCC as in effect in any applicable state, is a type of asset with respect to which such a certificate of title or other similar evidence of ownership is issued and with respect to which perfection of any Lien therein must be accomplished by notation of such Lien and the holder thereof on such certificate of title or other similar evidence of ownership, and Borrower shall cause Lender to be named as lienholder on any such certificate of title or other evidence of ownership.

     5.17 SEC Filings. Borrower shall cause Holdings to file all reports, filings and information with the Securities and Exchange Commission as required by the Exchange Act, the Securities Act of 1933 and any regulations promulgated thereunder.

SECTION 6 NEGATIVE COVENANTS

     To induce Lender to enter into this Agreement, Borrower hereby covenants and agrees that until indefeasible payment in full in cash and performance in full of all Obligations and the termination of the Loan and this Agreement, Borrower shall not, without the express prior written consent of Lender, take any of the following actions:

     6.1 Indebtedness. Borrower shall not, directly or indirectly create, incur, assume, guaranty, or otherwise become or remain directly or indirectly liable, on a fixed or contingent basis, with respect to any Indebtedness except the Obligations and the Indebtedness existing as of the date hereof and set forth on Schedule 6.1; provided that Borrower may create, incur or otherwise become directly liable with respect to any Indebtedness that is subordinate to the Obligations on terms and conditions, and pursuant to a subordination agreement, reasonably acceptable to Lender.

     6.2 Guaranties. Except for the guaranties and endorsements of Instruments or items of payment for collection in the ordinary course of business, Borrower shall not guaranty, endorse, or otherwise in any way become or be responsible for any obligations of any other Person, whether directly or indirectly.

     6.3 Transfers, Liens and Related Matters.

          (A) Transfers. Borrower shall not, make any Asset Distribution, or grant any option with respect to any of the Collateral or other assets, except that Borrower may sell Inventory in the ordinary course of business.

          (B) Liens. Except for Permitted Encumbrances, Borrower shall not directly or indirectly create, incur or assume (or agree to create, incur or assume) or permit to exist any Lien on or with respect to any of the Collateral or other assets or any proceeds, income or profits therefrom.

          (C) No Pledge Restrictions. Borrower shall not, enter into or assume any agreement (other than the Loan Documents), restricting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

          (D) Restricted Payments. Borrower shall not, directly or indirectly declare, order, pay, make or set apart any sum for any Restricted Payment, except as expressly permitted in this Agreement or any other Loan Document.

     6.4 Restriction on Fundamental Changes. Borrower shall not: (a) acquire by purchase or otherwise all or any material portion of the assets of, or Capital Stock or other evidence of beneficial ownership, of any Person or any business or division of any Person or (b) merge into or consolidate with any other Person.

     6.5 Transactions with Affiliates. Except as disclosed on Schedule 6.5, Borrower shall not, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale or exchange of property or the rendering of any service) with any Affiliate or with any officer, director or employee of Borrower, any Guarantor or any Subsidiary, except for transactions in the ordinary course of and pursuant to the reasonable requirements of the businesses of Borrower and upon fair and reasonable terms and which are no less favorable to Borrower than they would obtain in a comparable arm’s length transaction with an unaffiliated Person.

     6.6 Environmental Liabilities. Without limiting the generality of Section 5.9 or the representations and warranties of Section 4.15, Borrower shall not: (a) violate in any respect any applicable Environmental Law; (b) dispose of any Hazardous Materials (except in accordance with applicable Environmental Law) into, onto or from, any real property owned, leased or operated by Borrower, any Guarantor and their Subsidiaries; or (c) permit any Lien imposed pursuant to any Environmental Law to be imposed or to remain on any real property owned, leased or operated by Borrower, any Guarantor and their Subsidiaries.

     6.7 Conduct of Business. Borrower shall not, (i) engage in any business other than businesses of the type engaged in by Borrower on the Closing Date and any businesses reasonably related thereto.

     6.8 Compliance with ERISA. Borrower shall not, and shall not permit their Subsidiaries or any other member of the ERISA Affiliate Group to, establish any new Employee Benefit Plan or amend any existing Employee Benefit Plan after the Closing Date if the liability or increased liability resulting from such establishment or amendment could reasonably be expected to have a Material Adverse Effect. Borrower shall establish, maintain and operate each Employee Benefit Plan in compliance in all material respects with the provisions of ERISA, the IRC and all other applicable laws and the regulations and interpretations thereof.

     6.9 Subsidiaries. Borrower shall not create any Subsidiaries after the Closing Date.

     6.10 Fiscal Year. Borrower shall not change its fiscal year or adopt a fiscal year other than the Fiscal Year for tax or accounting purposes.

     6.11 Press Release; Public Offering Materials. Borrower shall not, disclose the name of Lender in any press release or in any prospectus, proxy statement or other materials filed with any governmental entity except as may be required by law or with Lender’s prior written approval.

     6.12 Payments on and Amendments to Subordinated Debt. Borrower shall not make any payment on all or part of any Indebtedness for borrowed money. Borrower shall not amend, supplement or otherwise modify any document, instrument or agreement relating to any Indebtedness for borrowed money.

     6.13 Organizational Documents. Borrower shall not, amend or otherwise modify its Organizational Documents in a manner which could impact Lender’s rights under the Loan Documents and/or with respect to Borrower or the Collateral, and Borrower shall not, enter into any new shareholder’s agreement or similar agreement after the date hereof (and Borrower represents and warrants that true, complete and correct copies of such Organizational Documents as in effect as of the date hereof complete with all amendments have been delivered to Lender as of the date hereof).

     6.14 No Impairment of Restricted Payments. Borrower shall not, directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement and the other Loan Documents) which could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the making of any Restricted Payment by Borrower.

     6.15 Advances, Loans or Investments. Except for Permitted Investments, Borrower shall not make advances or loans to, or any investment in any Person or any business division of any Person.

     6.16 Management or Consulting Fees. Borrower shall not pay any management, consulting or other similar fees incurred prior to the date of this Agreement to either Mark Sampson or Ralph Proceviat prior to the payment in full of the Bridge Loan, all accrued and unpaid interest thereon and all unpaid fees and expenses incurred by Lender in connection therewith.

     6.17 Anti-Terrorism Laws. Borrower is not and shall not be (i) a Person with whom Lender is restricted from doing business under Executive Order No. 13224 or any other Anti-Terrorism Law, (ii) engaged in any business involved in making or receiving any contribution of funds, goods or services to or for the benefit of such a Person or in any transaction that evades or avoids, or has the purpose of evading or avoiding, the prohibitions set forth in any Anti-Terrorism Law, or (iii) otherwise in violation of any Anti-Terrorism Law. Borrower shall provide to Lender any certifications or information that Lender requests to confirm compliance by Borrower with Anti-Terrorism Laws.

     6.18 Use of Revolving Loans. Borrower shall not use any Revolving Advance to purchase Inventory that will not be used for purposes of fulfilling an Eligible Purchase Order or sell to any Account Debtor designated by Lender as not creditworthy any Inventory purchased with all or any portion of any Revolving Advance.

SECTION 7 DEFAULTS, RIGHTS AND REMEDIES

     7.1 Event of Default. “Event of Default” means the occurrence or existence of any one or more of the following:

          (A) Payment. Failure to make payment of any of the Obligations when due; or

          (B) Default in Other Agreements. (i) Failure of Borrower, any Guarantor or any Subsidiary to pay when due (or within any applicable grace period) any principal, interest, fees or other obligations on any Indebtedness, or (ii) default by Borrower or any Guarantor under any agreement or agreements evidencing any Indebtedness or pursuant to which such Indebtedness was issued or governed if the effect of such default is to enable the holder of such Indebtedness to accelerate the payment of such Person’s obligations which are the subject thereof prior to the maturity date thereof or prior to the regularly-scheduled date of payment thereof, and such default continues beyond any applicable grace or cure period (whether or not the holder of such Indebtedness actually accelerates such payment); or

          (C) Breach of Covenants. (i) Failure of Borrower to perform or comply with any term, condition, covenant, agreement or undertaking contained in Section 2.12, Section 5.1(A), Section 5.1(B), Section 5.1(C), Section 5.1(F), Section 5.1(I), Section 5.3, Section 5.5(B), Section 5.11, Section 5.12, Section 5.13, Section 5.16 and SECTION 6, (ii) failure of Borrower to perform or comply with any other term, condition, covenant, agreement or undertaking contained in this Agreement that continues unremedied for a period of ten (10) days, or (iii) failure of any Guarantor to perform or comply with any term, condition, covenant, agreement or undertaking contained in this Agreement or in any other Loan Document; or

          (D) Breach of Warranty. Any representation, warranty, certification or other statement made by Borrower or any Guarantor in this Agreement or any other Loan Document or in any statement or certificate (including any financial statement or collateral report) at any time given by such Person in writing pursuant to or in connection with any Loan Document is false or misleading in any material respect on the date made or reaffirmed; or

          (E) Change of Control. The occurrence of a Change of Control.

          (F) Involuntary Bankruptcy; Appointment of Receiver, etc. (1) A court enters a decree or order for relief with respect to Borrower, any Subsidiary or any Guarantor or any of their respective properties in an involuntary case under the Bankruptcy Code or any applicable other bankruptcy, receivership, insolvency or similar Law now or hereafter in effect, or (2) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Borrower, or over all or a substantial part of its property, is entered (whether or not such appointment is of a temporary nature), or (3) an involuntary case is commenced against Borrower, any Subsidiary or any Guarantor, under the Bankruptcy Code or any other applicable bankruptcy, receivership, insolvency or similar Law now or hereafter in effect and such case is not dismissed or discharged within sixty (60) days; or

          (G) Voluntary Bankruptcy; Appointment of Receiver, etc. (1) An order for relief is entered with respect to Borrower, any Subsidiary or any Guarantor or any of their respective properties in, or Borrower, any Subsidiary or any Guarantor commences a voluntary case under, under the Bankruptcy Code or any applicable other bankruptcy, receivership, insolvency or similar Law now or hereafter in effect, or (2) Borrower, any Subsidiary or any Guarantor consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under a under the Bankruptcy Code or any applicable other bankruptcy, receivership, insolvency or similar Law now or hereafter in effect or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property, or (3) Borrower, any Subsidiary or any Guarantor makes any assignment for the benefit of creditors, or (4) Borrower, any Subsidiary or any Guarantor shall admit in writing the present or prospective inability to pay such Person or Person’s debts as they become due or (5) the Board, member(s), manager(s) or partner(s) of Borrower, any Subsidiary or any Guarantor adopt any resolution or otherwise authorizes action to approve any of the actions referred to in this Section 7.1(G); or

          (H) Liens. Liens, levies, attachments, executions or assessments (or any of them) are issued with respect to, attaches to or filed or recorded with respect to or otherwise imposed upon all or any part of the Collateral, the Pledged Collateral or the assets of Borrower, any Subsidiary or any Guarantor (other than with respect to Collateral, Permitted Encumbrances) and such lien, levy or assessment is not stayed, vacated, paid or discharged within ten (10) days; or

          (I) Judgments. Any money judgment involving an amount, individually or in the aggregate, in excess of One Hundred Thousand Dollars ($100,000) (in either case not adequately covered by insurance as to which the insurance company has acknowledged coverage or undertaken the defense thereof subject only to customary reservation of rights) is entered or filed against Borrower, any Subsidiary or any Guarantor or any of their respective assets and remains unsatisfied, undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

          (J) Dissolution. Any order, judgment or decree is entered against Borrower, any Guarantor or any Subsidiary decreeing the dissolution or split up of such Person, or Borrower or any Guarantor voluntarily commences a liquidation, dissolution or ceases to operate its business; or

          (K) Solvency. Borrower or any Guarantor ceases to be solvent (as defined and provided for in Section 4.16); or

          (L) Injunction. Borrower, any Guarantor or any Subsidiary is enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of its business and such order continues for more than thirty (30) days; or

          (M) Invalidity of Loan Documents. Any of the Loan Documents for any reason ceases to be in full force and effect (except pursuant to the express terms thereof or due to solely to any act or omission by Lender) or is declared to be null and void, or Borrower or any Guarantor denies that it has any further liability under any Loan Documents to which it is party, or gives notice to such effect, or any Guarantor who is a natural Person shall die; or

          (N) Failure of Security. Lender does not have or ceases to have a valid and perfected first priority security interest in the Collateral (subject only to Permitted Encumbrances) or Pledged Collateral; or

          (O) Licenses and Permits. The loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by Borrower, any Guarantor or any Subsidiary, if such license or permit is not obtained or reinstated within ten (10) day, unless such loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Effect; or

          (P) Forfeiture. There is filed against Borrower, any Subsidiary, or any Guarantor any civil or criminal action, suit or proceeding under any federal or state racketeering statute (including, without limitation, the Racketeer Influenced and Corrupt Organization Act of 1970), or any civil or criminal action, suit or proceeding under any other applicable Law that could result in the confiscation or forfeiture of any material portion of the Collateral or other assets of such Person, or any other criminal action, suit or proceeding under any other applicable criminal Law, and such action, suit or proceeding is not dismissed within one hundred twenty (120) days;

          (Q) Material Adverse Change. Any event, development or condition shall have occurred which has had or is reasonably expected to have a Material Adverse Effect; or

     7.2 Acceleration. Upon the occurrence of any Event of Default described in the foregoing Sections 7.1(F) or 7.1(G), all Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Borrower. Upon the occurrence of any other Event of Default, Lender may declare all Obligations to be immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Borrower. Upon the occurrence of any Event of Default and without impairing the discretionary nature of the Loan, Lender may elect, in its discretion, to discontinue making Advances to Borrower.

     7.3 Application of Proceeds. From and during the continuance of any Event of Default, any monies or property actually received by the Lender pursuant to this Agreement or any other Loan Document, the exercise of any rights or remedies under any Loan Document or any other agreement with any Loan Party which secures any of the Obligations, shall be applied in the following order:

          (A) First, to payment of the reasonable expenses, liabilities, losses, costs, duties, fees, charges or other moneys whatsoever (together with interest payable thereon) as may have been paid or incurred in, about or incidental to any sale or other realization of Pledged Collateral or Collateral, including reasonable compensation to the Lender and its agents and counsel, and to the payment of any unreimbursed reasonable expenses and indemnities for which the Lender is to be reimbursed pursuant to this Agreement or any other Loan Document;

          (B) Second, to the payment of accrued but unpaid fees owing to the Lender;

          (C) Third, to the payment of accrued but unpaid interest under this Agreement;

          (D) Fourth, according to the then unpaid amounts thereof, without preference or priority of any kind among them, to the payment of principal of (x) first, the Bridge Loan; (y) second, the Revolving Advances, and (z) third, all other Obligations under this Agreement;

          (E) Fifth, any excess after payment in full of all Obligations shall be paid to such Person who may be lawfully entitled to receive such excess.

     7.4 Remedies. In addition to the rights and remedies of acceleration provided for in Section 7.2 above, upon the occurrence and during the continuance of any Event of Default, Lender may exercise against Borrower, their Subsidiaries and all Guarantors, and their respective properties and assets including the Collateral, any and all rights and remedies available to Lender under this Agreement, the other Loan Documents, under any applicable Law or in equity, and may exercise such rights and remedies in any order, against any one or more such Persons and/or their respective properties and assets and after any delay all as Lender may elect in its sole and absolute discretion. Without limiting the generality of the foregoing, upon the occurrence and during the continuance of any Event of Default, in addition to and not in limitation of any rights or remedies available to Lender under this Agreement and any other Loan Documents (including any Guarantor Security Documents), under any applicable Law or in equity, Lender may exercise in respect of the Collateral all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and may also (a) notify any or all Account Debtors on the Accounts to make all payments directly to Lender; (b) require Borrower to, and Borrower hereby agrees that it will, at its expense and upon request of Lender forthwith, assemble all or part of the Collateral as directed by Lender and make it available to Lender at a place to be designated by Lender which is reasonably convenient to both parties; (c) without notice or demand or legal process, enter upon any premises of Borrower and take possession of the Collateral; (d) without notice or demand or legal process, deliver to any bank at which a Blocked Operating Account is maintained notice that such bank shall take directions with respect to such Blocked Operating Account from only Lender; and (e) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Lender’s offices or elsewhere, at such time or times, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Lender may deem commercially reasonable. Borrower agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. At any sale of the Collateral, if permitted by law, Lender may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase of the Collateral or any portion thereof for the account of Lender and/or disclaim all warranties. Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Borrower shall remain liable for any deficiency. Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed thereof, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, Borrower hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any Law now existing or hereafter enacted. Lender shall not be required to proceed against any Collateral but may proceed against Borrower directly.

     7.5 Appointment of Attorney-in-Fact. Without limiting the provisions of Section 2.8(C) above, Borrower hereby irrevocably makes, constitutes and appoints each of the officers of Lender or its representatives the true and lawful attorney and attorney-in-fact for Borrower (without requiring any of them to act as such) with full power of substitution from time to time in Lender’s discretion while an Event of Default is continuing to take any action and to execute any instrument that Lender may deem necessary or advisable to accomplish the purposes of this Agreement, including: (a) to ask, demand, collect, sue for, recover, compound, receive and give acquaintance and receipts for moneys due and to become due under or in respect of any of the Collateral; (b) to adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any Account Debtor or obligor thereunder or allow any credit or discount thereon; (c) to receive, endorse, and collect any drafts or other Instruments, Documents and Chattel Paper, in connection with clause (a) above; (d) to file any claims or take any action or institute any proceedings that Lender may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Lender with respect to any of the Collateral; and (e) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral. This power of attorney is coupled with an interest and is irrevocable until payment in full and complete performance of all of the Obligations and termination of this Agreement.

     7.6 Limitation on Duty of Lender with Respect to Collateral. Beyond the safe custody thereof, Lender shall not have any duty with respect to any Collateral in its possession or control (or in the possession or control of any agent or bailee) or with respect to any income on the Collateral or the preservation of rights against prior parties or any other rights pertaining to the Collateral. Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Lender accords its own property. Lender shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by Lender in good faith.

     7.7 License of Intellectual Property. For the purposes of Lender exercising its rights and remedies with respect to the Collateral, Borrower hereby grants, assigns, transfers and conveys to Lender as a present grant and assignment as of the date hereof an irrevocable, non-exclusive, royalty-free right and license to use Borrower’s names (including trade names) and all Intellectual Property owned or used by Borrower, together with any goodwill associated therewith, and all personal property of Borrower imprinted with, containing or embodying any of the foregoing and any similar property, at any time following the occurrence and during the continuance of any Event of Default hereunder, all to the extent necessary to enable Lender to complete production of, advertise for sale, and sell any Collateral and to otherwise realize on the Collateral, and for any successor or assign to enjoy the benefits of the Collateral. This right and license shall inure to the benefit of all successors, assigns and transferees of Lender and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and license is granted free of charge, without requirement that any monetary payment whatsoever be made to Borrower by Lender. In connection with Lender’s exercise of its rights under this Article, Borrower agrees that Borrower’s rights under all licenses and all franchise agreements shall inure to Lender’s benefit.

     7.8 Waivers, Non-Exclusive Remedies. By making the Advances hereunder, Lender does not waive any breach of any warranty or representation made by Borrower or any Guarantor hereunder or under any of the other Loan Documents or a breach under any agreement, document, or instrument delivered to Lender or otherwise referred to herein, and all of Lender’s claims and rights resulting from any breach or misrepresentation by Borrower or any Guarantor is specifically reserved by Lender. No failure on the part of Lender to exercise, and no delay in exercising and no course of dealing with respect to, any right under this Agreement or the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise by Lender of any right under this Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other remedies provided by law. Lender may exercise its rights and remedies against any one or more of Borrower and/or Guarantors and/or their respective property or assets (including the Collateral) at any time and from time to time without regard to whether any one or more of such rights and remedies have previously been exercised and/or are then concurrently being exercised against any other one or more of Borrower and/or Guarantors, and Lender may exercise any one or more of such rights and remedies in any order without regard to whether any other one or more of such rights or remedies have been and/or are then concurrently being exercised.

SECTION 8 MISCELLANEOUS

     8.1 Assignments and Participations. Lender may assign its rights and delegate its obligations under this Agreement, or sell participations in, all or any part of the Loan or any other interest herein to an Affiliate or to another Person at any time and from time to time without prior notice to or consent of Borrower; provided, however, that Lender shall provide Borrower with notice of any assignment of the Loan or any portion thereof within five (5) Business Days after such assignment; provided, further, that failure to provide such notice shall not affect the validity or enforceability of such assignment or the Obligations. In the case of an assignment, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were a Lender hereunder and such Lender shall be relieved of its obligations hereunder with respect to the commitments or assigned portion thereof. Borrower hereby acknowledges and agrees that any assignment will give rise to a direct obligation of Borrower to the assignee, that the assignee shall be deemed to be a “Lender”, and that the assigning Lender shall be relieved and discharged of any duties or obligations hereunder to the extent of the interest assigned. Lender may furnish any information concerning Borrower in its possession from time to time to assignees and participants (including prospective assignees and participants), provided that any such assignee or participant or prospective assignee or participant agrees to maintain the confidentiality of such information in the same manner as provided for in Section 8.24 below.

     8.2 Entire Understanding. This Agreement and the other Loan Documents executed concurrently herewith contain the entire understanding among Lender and Loan Parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained or in any other Loan Documents or hereinafter made shall have no force and effect unless in writing signed by Lender. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Loan Parties acknowledge that they have been advised by counsel in connection with the execution of this Agreement and the other Loan Documents and are not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

     8.3 Set Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence, and during the continuance, of any Event of Default, Lender, each assignee of Lender’s interest, and each participant is hereby authorized by Borrower at any time or from time to time, without notice to Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all balances held by it at any of its offices for the account of Borrower (regardless of whether such balances are then due to Borrower) and any other property at any time held or owing by that Lender or assignee to or for the credit or for the account of Borrower against and on account of any of the Obligations then outstanding; provided, that no participant shall exercise such right without the prior written consent of Lender.

     Borrower, on behalf of itself and its Subsidiaries, hereby agrees, to the fullest extent permitted by law, that Lender, assignee or participant may exercise its right of setoff with respect to amounts in excess of its pro rata share of the Obligations (or, in the case of a participant, in excess of its pro rata participation interest in the Obligations) and that such Lender, assignee or participant, as the case may be, shall be deemed to have purchased for cash in the amount of such excess, participations in each other Lender’s or holder’s share of the Obligations.

     8.4 Expenses and Attorneys’ Fees. Borrower agrees to promptly pay all fees, costs and expenses incurred by Lender in connection with any matters contemplated by or arising out of this Agreement or the other Loan Documents including the following, and all such fees, costs and expenses shall be part of the Obligations, payable on demand and secured by the Collateral: (a) fees, costs and expenses (including reasonable attorneys’ fees, and fees of environmental consultants, accountants and other professionals retained by Lender) incurred in connection with the examination, review, negotiation, due diligence investigation, documentation and closing of the financing arrangements evidenced by the Loan Documents; (b) fees, costs and expenses (including reasonable attorneys’ fees and reasonable fees of environmental consultants, accountants and other professionals retained by Lender) incurred in connection with the review, negotiation, preparation, documentation, execution and administration of the Loan Documents, the Loan, and any amendments, waivers, consents, forbearance and other modifications relating thereto or any subordination or intercreditor agreements; (c) fees, out of pocket costs and expenses incurred in creating, perfecting and maintaining perfection of Liens in favor of Lender including title insurance premiums, real estate survey costs and mortgage or recording taxes and fees; (d) fees, out of pocket costs and expenses incurred in connection with forwarding to Borrower the proceeds of Loans including Lender’s standard wire transfer fee; (e) fees, out of pocket costs, expenses and bank charges, including bank charges for returned checks, incurred by Lender in establishing, maintaining and handling lock box accounts, Blocked Accounts or other accounts for collection of the Collateral; (f) fees, costs, expenses (including attorneys’ fees) and costs of settlement incurred in collecting upon or enforcing, preserving and defining rights against the Collateral or incurred in any action to enforce this Agreement or the other Loan Documents or to collect any Obligations owing from Borrower or any Guarantor under this Agreement or any other Loan Document or incurred in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement, whether in the nature of a “workout” or in connection with any insolvency or bankruptcy proceedings or otherwise; and (g) the cost of procuring background checks or updating background checks previously obtained by Lender relating to officers of Borrower (and Borrower shall use their best efforts to obtain the consent of all officers to such checks or updated checks).

     8.5 Indemnity. In addition to the payment of expenses pursuant to Section 8.4, whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to indemnify, pay and hold Lender, its and their participants and its and their assignees and their respective officers, directors, employees, agents, consultants, auditors, Persons engaged by any of them to evaluate or monitor the Collateral, affiliates and attorneys of any of them (collectively called the “Indemnities”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Agreement or the other Loan Documents, the consummation of the transactions contemplated by this Agreement, the statements contained in any term sheet, if any, delivered by Lender, Lender’s agreement to make the Advances hereunder, the use or intended use of the proceeds of any of the Loan or the exercise of any right or remedy hereunder or under the other Loan Documents (the “Indemnified Liabilities”); provided that Borrower shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities directly arising from the gross negligence or willful misconduct of that Indemnitee as finally determined by a court of competent jurisdiction.

     8.6 Amendments and Waivers. No amendment, modification, termination or waiver of any provision of this Agreement or of the other Loan Documents, or consent to any departure by Borrower therefrom or any of the terms, conditions, or provisions thereof, shall be effective unless the same shall be in writing and signed by Lender and Borrower. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given.

     8.7 Notices. Unless otherwise specifically provided herein, all notices shall be in writing addressed to the respective party as set forth below and may be personally served, sent by facsimile, sent by overnight courier service or sent by certified United States mail, return receipt requested and postage prepaid, and shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by facsimile, on the date of transmission if transmitted on a Business Day before 4:00 p.m. Eastern standard time or, if not, on the next succeeding Business Day, but only if the sending party shall have received a confirmation of successful transmission from the sending facsimile machine; (c) if delivered by overnight courier, two (2) Business Days after delivery to such courier properly addressed; or (d) if by certified U.S. Mail, return receipt requested, four (4) Business Days after depositing in the United States mail, with postage prepaid and properly addressed.

If to Borrower:	Nexaira, Inc.
6650 Lusk Blvd
Suite B20
San Diego California 92121
	Attention:	Mark Sampson
	Facsimile:	(604) 682-1044

With copies to:	Clark Wilson LLP
800-855 West Georgia Street
Vancouver, BC V6C 3H1
Canada
	Attention:	Virgil Hlus
	Facsimile:	(604) 687-6314

If to Lender:	Centurion Credit Funding LLC
152 West 57th Street, 54th Floor
New York, New York 10019
	Attention:	David Steinberg
	Facsimile:	(212) 582-2424

With a copy to:	Blank Rome LLP
The Chrysler Building
405 Lexington Avenue
New York, New York 10174
	Attention:	Eliezer M. Helfgott, Esq.
	Facsimile:	(212) 885-5001

or to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 8.7.

     8.8 Survival of Warranties and Certain Agreements.

          (A) All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by Lender regardless of any investigation made by Lender or on its behalf and notwithstanding that Lender may not have had notice or knowledge of any breach of a representation or warranty, and shall continue in full force and effect as long as any Obligation shall remain outstanding.

          (B) This Agreement and the other Loan Documents shall remain in full force and effect until such time as the Obligations have been indefeasibly paid and satisfied in cash, in full, at which time this Agreement shall be terminated; provided, however, that the provisions set forth in Sections 2.10(C), 8.4, 8.5, 8.8, 8.19 and 8.20 (and any guaranty by the Guarantors of the Obligations of Borrower with respect to such Sections 2.10(C), 8.4, 8.5, 8.19 and 8.20) shall survive termination of this Agreement. Notwithstanding the foregoing, this Agreement and the other Loan Documents shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Obligations is rescinded or must otherwise be restored or returned by Lender as a preference, fraudulent conveyance or otherwise, all as though such payment had not been made.

     8.9 Indulgence Not Waiver. No failure or delay on the part of Lender in the exercise of any power, right or privilege shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

     8.10 Marshaling; Payments Set Aside. Lender shall not be under any obligation to marshal any assets in favor of Borrower, any Guarantor or any other party or against or in payment of any or all of the Obligations. To the extent that Borrower or any Guarantor makes a payment or payments to Lender or Lender enforces its security interests or exercise its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies thereof, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

     8.11 Entire Agreement. This Agreement, the Notes, and the other Loan Documents referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto.

     8.12 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

     8.13 Severability. The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Agreement or the other Loan Documents shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement, or the other Loan Documents in such or any other jurisdiction, or of such provision or obligation in any other jurisdiction.

     8.14 Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

     8.15 APPLICABLE LAW. THIS AGREEMENT AND ALL MATTERS RELATING HERETO AND ARISING HEREFROM (WHETHER ARISING UNDER CONTRACT LAW, TORT LAW OR OTHERWISE) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

     8.16 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that no Borrower may assign its rights or obligations hereunder.

     8.17 No Fiduciary Relationship; Limitation of Liabilities.

          (A) No Fiduciary Relationship. No provision in this Agreement or in any of the other Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty on the part of Lender to Borrower.

          (B) Limitation of Liabilities. No Lender, or any affiliate, officer, director, shareholder, employee, attorney, or agent of Lender shall have any liability with respect to, and Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Borrower hereby waives, releases, and agrees not to sue Lender or any of Lender’s affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the transactions contemplated hereby.

     8.18 CONSENT TO JURISDICTION. BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK, AND IRREVOCABLY AGREES THAT, SUBJECT TO LENDER’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES, OR THE OTHER LOAN DOCUMENTS OR THE OBLIGATIONS SHALL BE LITIGATED IN SUCH COURTS. BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, THE NOTES, THE OTHER LOAN DOCUMENTS OR THE OBLIGATIONS. BORROWER WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON BORROWER BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO BORROWER, AT BORROWER’S ADDRESS AS SET FORTH IN SECTION 8.7 OR AS MOST RECENTLY NOTIFIED BY BORROWER IN WRITING PURSUANT TO SECTION 8.7 AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED AS AFORESAID.

     8.19 WAIVER OF JURY TRIAL. BORROWER AND LENDER HEREBY WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS OR THE OBLIGATIONS. BORROWER AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWER AND LENDER FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

     8.20 Construction. Borrower and Lender each acknowledge that it has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by Borrower and Lender.

     8.21 Counterparts; Effectiveness. This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto. Delivery of an executed counterpart of a signature page to this Agreement, any amendments, waivers, consents or supplements, or to any other Loan Document by facsimile or by email delivery of a copy of such an executed counterpart in PDF format shall be as effective as delivery of a manually executed counterpart thereof.

     8.22 No Duty. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by Lender shall have the right to act exclusively in the interest of Lender and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to Borrower and their Subsidiaries or any of the holder of the Capital Stock of Borrower and their Subsidiaries or any other Person.

     8.23 Communications by Borrower to Lender. Nothing contained in any letter, email, written notification, financial statement or other communication, written or oral, from Borrower to Lender, shall be deemed to be binding on Lender, unless Lender acknowledges same in writing and expressly agree to be bound thereby.

     8.24 Confidentiality. For the purposes of this Section 8.24, “Confidential Information” means all financial projections and all other information delivered to Lender by or on behalf of Borrower in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature or that is clearly marked or labeled (or otherwise adequately identified) as being confidential information of Borrower, provided, that such term does not include information that (a) was publicly known or otherwise known to Lender prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by Lender or any Person acting on its behalf, (c) otherwise becomes known to Lender other than through disclosure by Borrower, or (d) constitutes financial statements delivered hereunder that are otherwise publicly available. Lender will maintain the confidentiality of such Confidential Information in accordance with commercially reasonable procedures adopted by Lender in good faith to protect confidential information of third parties delivered to it, provided, that Lender may deliver or disclose Confidential Information to:

          (i) its directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the Loan);

          (ii) its financial advisors and other professional advisors who are advised to hold confidential the Confidential Information substantially in accordance with the terms of this Section 8.24;

          (iii) any other Lender or other assignees and participants (including prospective assignees and participants), provided that any such assignee or participant or prospective assignee or participant agrees to maintain the confidentiality of such information in the same manner as provided for this Section 8.24; or

          (iv) any other Person (including auditors and other regulatory officials) to which such delivery or disclosure may be necessary or appropriate (A) to comply with any applicable law, rule, regulation or order, (B) in response to any subpoena, examination, or other legal process, (C) in connection with any litigation to which Lender is a party or (D) if an Event of Default shall have occurred and remain outstanding, to the extent Lender may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies hereunder, under any other Loan Documents, under any applicable Law or in equity. Each assignee and participant of Lender’s interest, by its execution and delivery of documents to evidence its assignment or participation (as the case may be), will be deemed to have agreed to be bound by, and to be entitled to the benefits of, inter alia, this Section 8.24.

     Nothing contained in the foregoing shall prevent or limit the ability of Lender to announce the closing of the transactions under this Agreement.

     8.25 Electronic Execution of Loan Documents. The words “execution,” “signed,” “signature,” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[THIS SPACE INTENTIONALLY LEFT BLANK – SIGNATURE PAGE FOLLOWS.]

     Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

LENDER:		CENTURION CREDIT FUNDING LLC

By:
		Name:	David Steinberg
		Title:	Authorized Signatory

BORROWER:		NEXAIRA, INC.

By:
Name:
Title:

Solely with respect to Sections 2.13, 2.14 and 2.15:

NEXAIRA WIRELESS INC.

By:
Name:
Title:

[SIGNATURE PAGE TO LOAN AND SECURITY AGREEMENT]